                                                                    EXHIBIT 99.2


                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           PILGRIM'S PRIDE CORPORATION

                                       AND

                               CONAGRA FOODS, INC.




                            DATED AS OF JUNE 7, 2003

                            STOCK PURCHASE AGREEMENT


         AGREEMENT, dated as of June 7, 2003, by and between Pilgrim's Pride Corporation, a Delaware corporation ("Buyer"), and ConAgra Foods, Inc., a Delaware corporation ("Seller").

RECITALS:

         (a) Seller is the owner of all of the issued and outstanding capital stock of ConAgra Poultry Company ("CPC"), To-Ricos, Inc. ("To-Ricos"), Lovette Company, Inc. ("Lovette") and Hester Industries, Inc. ("Hester").

         (b) Seller desires to sell all of the issued and outstanding shares of capital stock of CPC (the "CPC Stock"), To-Ricos (the "To-Ricos Stock"), Lovette (the "Lovette Stock") and Hester (the "Hester Stock" and, together with the CPC Stock, To-Ricos Stock and Lovette Stock, the "Stock") to Buyer, and Buyer desires to purchase the Stock from Seller, for the consideration and upon the terms and conditions contained in this Agreement.

AGREEMENT:

         In consideration of the foregoing recitals and in further consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree, subject to the terms and conditions hereinafter set forth, as follows:

         1. DEFINITIONS.

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

                           "Acquired Companies" means CPC, To-Ricos, Lovette,
                  Hester and the Company Subsidiary, and "Acquired Company" means any of them.

                           "Action" shall mean any claim, action, litigation,
                  suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

                           "Affiliate" shall mean, with respect to any specified
                  Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

                           "Agreement" shall mean this Agreement.

                           "Ancillary Agreements" shall mean, collectively, the
                  Registration Rights Agreements, the Transition Services Agreement, the Transition Trademark License Agreement, the ConAgra Supply Agreement, the Molinos Supply Agreement, the Montgomery Supply Agreement, the Environmental License Agreement, the Buyer Release, the Seller Release and any other agreement, certificate or instrument executed and delivered at Closing pursuant to this Agreement.

                           "Applicable Accounting Principles" shall mean GAAP,
                  consistently applied, in effect on the date hereof, subject, however, to the principles and procedures set forth on Exhibit 1.1(a).

                           "Business" shall mean all of the chicken business
                  (including grow-out, slaughter, processing, further processing, rendering, sales and distribution, both at retail and foodservice, and related assets and employees), including the "Pierce" and "PFS" businesses, conducted by the Acquired Companies as of the date hereof at and from the facilities described on Exhibit 1.1(b), excluding, however, the Retained Businesses. Without limitation, "Business" shall include the businesses and operations managed by Seller's management team based out of Duluth, Georgia, including the "Pierce" and "PFS" businesses.

                           "Buyer Closing Material Adverse Effect" shall mean
                  any result, occurrence, fact, change or event arising between March 29, 2003 and the Closing Date (whether or not such result, occurrence, fact, change or event has manifested itself in the historical financial statements of Buyer, and whether known or unknown as of the date of this Agreement), that has had, or can reasonably be expected to have, a material adverse impact on the business, operations, financial condition, results of operations or capitalization, in each case, of Buyer, taken as a whole, provided that any such result, occurrence, fact, change or event has had, or can reasonably be expected to have, individually or in the aggregate, a negative impact on Buyer in excess of $25,000,000, net of any tax benefits, recoveries and/or receivables relating thereto; provided, however, that the following shall not be taken into account in determining whether there has been a "Buyer Closing Material Adverse Effect":

                                    (1) any such effects attributable to general
                           conditions affecting the Mexican economy or the United States economy nationally or regionally (including, without limitation, prevailing interest rate and securities market levels);

                                    (2) any such effects attributable to
                           conditions (whether economic, legal, regulatory, financial, political or otherwise) affecting the poultry industry generally which do not effect Buyer materially disproportionally relative to other similarly situated participants in the poultry industry;

                                    (3) any such effects relating to or
                           resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement or pendency thereof;

                                    (4) fees and expenses, severance and other
                           benefit or compensation costs paid or to be paid by Buyer or Seller pursuant to this Agreement in connection with the transactions contemplated in this Agreement;

                                    (5) any action taken by, or any action of,
                           Buyer with the prior written consent of Seller; and

                                    (6) any failure by Buyer to meet any
                           internal projections, expectations or forecasts or published revenue or earnings predictions for any period ending on or after the date of this Agreement as a result of any one or more of the events described in items (1)-(5) above.

                           "Buyer Material Adverse Effect" shall mean any
                  result, occurrence, fact, change or event (whether or not such result, occurrence, fact, change or event has manifested itself in the historical financial statements of Buyer, and whether known or unknown as of the date of this Agreement or the Closing Date), that has had, or can reasonably be expected to have, a material adverse impact on (a) the business, operations, financial condition, results of operations or capitalization, in each case, of Buyer, taken as a whole, or
                  (b) the ability of Seller or Buyer to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be taken into account in determining whether there has been a "Buyer Material Adverse Effect":

                                    (1) any such effects attributable to general
                           conditions affecting the Mexican economy or the United States economy nationally or regionally (including, without limitation, prevailing interest rate and securities market levels);

                                    (2) any such effects attributable to
                           conditions (whether economic, legal, regulatory, financial, political or otherwise) affecting the poultry industry generally which do not effect Buyer materially disproportionally relative to other similarly situated participants in the poultry industry;

                                    (3) any such effects relating to or
                           resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement or pendency thereof;

                                    (4) fees and expenses, severance and other
                           benefit or compensation costs paid or to be paid by Buyer or Seller pursuant to this Agreement in connection with the transactions contemplated in this Agreement;

                                    (5) any action taken by, or any action of,
                           Buyer with the prior written consent of Seller; and

                                    (6) any failure by Buyer to meet any
                           internal projections, expectations or forecasts or published revenue or earnings predictions for any period ending on or after the date of this Agreement as a result of any one or more of the events described in items (1)-(5) above.

                           "Buyer Retention Obligations" shall mean the
                  obligations to pay (or reimburse Seller for Seller's payment of) the restricted stock benefits, stock option ($24) benefits and 24 month severance benefits payable pursuant to the Retention Agreements listed in Exhibit 1.1(j)(y), or any substitute or replacement agreements agreed to by Buyer and Seller, plus payroll taxes with respect to the payment of such amounts. Such amounts are summarized in Exhibit 1.1(j)(x) and total $722,400, $1,079,153, and $4,491,738, respectively.

                           "Code" shall mean the Internal Revenue Code of 1986,
                  as amended.

                           "Company Closing Material Adverse Effect" shall mean
                  any result, occurrence, fact, change or event arising between April 20, 2003 and the Closing Date (whether or not such result, occurrence, fact, change or event has manifested itself in the historical financial statements of the Business, and whether known or unknown as of the date of this Agreement), that has had, or can reasonably be expected to have, a material adverse impact on the business, operations, financial condition, results of operations or capitalization, in each case, of the Business, taken as a whole, provided that any such result, occurrence, fact, change or event has had, or can reasonably be expected to have, individually or in the aggregate, a negative impact on the Business in excess of $25,000,000, net of any tax benefits, recoveries and/or receivables relating thereto; provided, however, that the following shall not be taken into account in determining whether there has been a "Company Closing Material Adverse Effect":

                                    (1) any such effects attributable to general
                           conditions affecting the Puerto Rican economy or the United States economy nationally or regionally (including, without limitation, prevailing interest rate and securities market levels);

                                    (2) any such effects attributable to
                           conditions (whether economic, legal, regulatory, financial, political or otherwise) affecting the poultry industry generally which do not effect the Business materially disproportionally relative to other similarly situated participants in the poultry industry;

                                    (3) any such effects relating to or
                           resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement or pendency thereof;

                                    (4) fees and expenses, severance and other
                           benefit or compensation costs paid or to be paid by Buyer or Seller pursuant to this Agreement in connection with the transactions contemplated in this Agreement;

                                    (5) any action taken by, or any action of,
                           Seller with the prior written consent of Buyer; and

                                    (6) any failure by the Business to meet any
                           internal projections, expectations or forecasts or published revenue or earnings predictions for any period ending on or after the date of this Agreement as a result of any one or more of the events described in items (1)-(5) above.

                           "Company Material Adverse Effect" shall mean any
                  result, occurrence, fact, change or event (whether or not such result, occurrence, fact, change or event has manifested itself in the historical financial statements of the Business, and whether known or unknown as of the date of this Agreement or the Closing Date), that has had, or can reasonably be expected to have, a material adverse impact on (a) the business, operations, financial condition, results of operations or capitalization, in each case, of the Business, taken as a whole, or (b) the ability of Seller or Buyer to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be taken into account in determining whether there has been a "Company Material Adverse Effect":

                                    (1) any such effects attributable to general
                           conditions affecting the Puerto Rican economy or the United States economy nationally or regionally (including, without limitation, prevailing interest rate and securities market levels);

                                    (2) any such effects attributable to
                           conditions (whether economic, legal, regulatory, financial, political or otherwise) affecting the poultry industry generally which do not effect the Business materially disproportionally relative to other similarly situated participants in the poultry industry;

                                    (3) any such effects relating to or
                           resulting from, directly or indirectly, the transactions contemplated by this Agreement or the announcement or pendency thereof;

                                    (4) fees and expenses, severance and other
                           benefit or compensation costs paid or to be paid by Buyer or Seller pursuant to this Agreement in connection with the transactions contemplated in this Agreement;

                                    (5) any action taken by, or any action of,
                           Seller with the prior written consent of Buyer; and

                                    (6) any failure by the Business to meet any
                           internal projections, expectations or forecasts or published revenue or earnings predictions for any period ending on or after the date of this Agreement as a result of any one or more of the events described in items (1)-(5) above.

                           "Company Subsidiary" shall mean ConAgra Poultry
                  Company of Kentucky, Inc., a Kentucky corporation.

                           "ConAgra Supply Agreement" shall mean that certain
                  agreement between Buyer and Seller in the form attached hereto as Exhibit 1.1(c).

                           "Confidentiality Agreement" shall mean the
                  Confidentiality Agreements between Buyer and Seller, each dated March 7, 2003.

                           "Control" (including the terms "Controlled by" and
                  "under common Control with"), with respect to the relationship between or among two or more Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                           "Deloitte" shall mean Deloitte & Touche LLP.

                           "Discount Amount" shall mean $100,000,000 less the
                  sum of (i) the Seller Retention Obligations, (ii) the lesser of the cost of the audit referred to in Section 9.15 and $600,000 and (iii) any out-of-pocket costs and expenses incurred by Seller in providing environmental reports, title searches, insurance (or commitments therefor) or real estate surveys requested by Buyer in a writing confirming that any such costs and expenses will reduce the Discount Amount.

                           "DOJ" shall mean the United States Department of
                  Justice.

                           "DOL" shall mean the United States Department of
                  Labor.

                           "Encumbrances" shall mean any mortgage, lien, pledge,
                  hypothecation, security interest, encumbrance, covenant, title defect, easement, title retention agreement, voting trust agreement or right-of-first refusal.

                           "Environmental License Agreement" shall mean that
                  certain agreement between Buyer and Seller in the form attached hereto as Exhibit 1.1(d).

                           "Environmental Site Assessments" shall mean the
                  reports, surveys and site assessments listed on Exhibit 1.1(e) attached hereto.

                           "Estimated Purchase Price" shall mean estimated
                  Adjusted Net Book Value, as derived from the Estimated Closing Balance Sheet.

                           "Equity Securities" shall mean any capital stock or
                  other equity interest or any securities convertible into or exchangeable for capital stock or other equity interest or any other rights, warrants or options to acquire any of the foregoing securities.

                           "ERISA" shall mean the Employee Retirement Income
                  Security Act of 1974, as amended.


                           "FTC" shall mean the United States Federal Trade
                  Commission.

                           "GAAP" shall mean United States generally accepted
                  accounting principles.

                           "Governmental Authority" shall mean any federal,
                  state, local or foreign government, any governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

                           "HSR Act" shall mean the Hart-Scott-Rodino Antitrust
                  Improvements Act of 1976, as amended.


                           "Indemnified Party" shall mean a party entitled to
                  indemnification hereunder.

                           "Indemnifying Party" shall mean a party obligated to
                  provide indemnification hereunder.

                           "IRS" shall mean the United States Internal Revenue
                  Service.

                           "Law" shall mean any currently existing federal,
                  state, local or foreign statute, law, ordinance, regulation, rule, executive order, code, governmental restriction or other requirement of law or any judicial or administrative interpretation thereof.

                           "Liabilities" shall mean any and all debts,
                  liabilities and obligations, whether known or unknown or contingent or liquidated.

                           "Molinos Supply Agreement" shall mean that certain
                  agreement between Buyer and Seller in the form attached hereto as Exhibit 1.1(f).

                           "Montgomery Supply Agreement" shall mean that certain
                  agreement between Buyer and Seller in the form attached hereto as Exhibit 1.1(g).

                           "Net Book Value" shall mean the combined,
                  consolidated stockholders' equity of the Acquired Companies as of the Effective Time and calculated in accordance with Applicable Accounting Principles.

                           "Permitted Encumbrances" shall mean the Encumbrances
                  listed on Exhibit 1.1(h) hereto.

                           "Person" shall mean any individual, partnership,
                  firm, corporation, limited liability company, association, trust, unincorporated organization, other entity or Governmental Authority.

                           "Pre-Closing Period" means all taxable periods ending
                  on or before the Closing Date, including that portion of any Straddle Period ending on the Closing Date.

                           "Registration Rights Agreements" shall mean the
                  Registration Rights and Transfer Restriction Agreement and the 10.50% Subordinated Notes due March 4, 2011 Registration Rights Agreement, both as attached hereto as Exhibit 1.1(i).

                           "Retained Assets" shall mean the assets of Seller,
                  CPC or their Affiliates listed on Exhibit 9.4.3.

                           "Retained Businesses" shall mean all businesses and
                  operations of Seller and its Affiliates other than those relating to the Business, including, without limitation, business and operations relating to the Butterball, Banquet and Country Skillet businesses and operations and the Retained Assets.

                           "SEC" shall mean the United States Securities and
                  Exchange Commission.

                           "Seller Retention Obligations" shall mean (i)
                  $7,074,202, comprised of (x) the Transaction Bonuses, and (y) the $2,500,000 payment pursuant to the agreement attached as
                  Exhibit 1.1(j)(z), plus (ii) the amount of payroll taxes payable by Seller with respect to the payment of such amounts.

                           "Straddle Period" means any taxable year or period
                  beginning on or before the Closing Date and ending after the Closing Date.

                           "Subordinated Promissory Note" shall mean a
                  Subordinated Promissory Note to be delivered by Buyer to Seller pursuant to a customary indenture having covenants substantially as described on Exhibit 1.1(k).

                           "Subsidiary" shall mean, with respect to any Person,
                  another Person owned directly or indirectly by such Person by reason of such Person owning or controlling an amount of the voting securities, other voting ownership or voting partnership interests of another Person which is sufficient to elect at least a majority of its Board of Directors or other governing body of another Person or, if there are no such voting interests, at least a majority of the equity interests of another Person.

                           "Tax" or "Taxes" means all federal, state, local,
                  foreign and other taxes, charges, fees, duties (including customs duties), levies or assessments, including income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, turnover, real and personal property (tangible and intangible), gains, sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, windfall profits, severance, license, payroll, environmental, capital stock, employee's income withholding, other withholding, unemployment and social security taxes, that are imposed by any Governmental Authority, and including any interest, penalties or additions to tax attributable thereto.

                           "Tax Return" means any report, return or other
                  information required to be supplied to a Governmental Authority in connection with any Taxes and all claims for refunds of Taxes.

                           "Transaction Bonuses" shall mean the transaction
                  bonuses identified on Exhibit 1.1(j)(x), which total $4,574,202 in the aggregate, and are paid pursuant to the Retention Agreements listed in Exhibit 1.1(j)(y), or any substitute or replacement agreements agreed to by Seller and Buyer.

                           "Transfer Taxes" means any Taxes (other than Taxes
                  imposed on net income or gains) imposed on the sale of the Stock or as a result of the joint election under Section 338(h)(10) for the Acquired Companies pursuant to or in connection with the transactions contemplated in this Agreement.

                           "Transition Services Agreement" shall mean that
                  certain agreement between Buyer and Seller in the form attached hereto as Exhibit 1.1(l); provided that at any time prior to the 30th day prior to Closing, Buyer may specify that it does not want some of the transition services to be provided to it under such agreement and Seller may specify that it does not want some of the transition services to be provided to it under such agreement, in which case appropriate adjustments shall be made to such agreement to remove from the agreement the provision of the specified transition services and the cost identified therewith.

                           "Transition Trademark License Agreement" shall mean
                  that certain agreement between Buyer and Seller in the form attached hereto as Exhibit 1.1(m).

                           "United States" shall mean the United States of
                  America.

                           "Voting Agreement" shall mean that certain agreement
                  between Seller and certain stockholders of Buyer in the form attached hereto as Exhibit 1.1(n) hereto.

         1.2 OTHER DEFINED TERMS. The following terms shall have the meanings given to such terms in the Sections indicated below.

                  TERM                                                                           SECTION
                  ----                                                                           -------
                  Adjustment Amount............................................................  5.2
                  Adjusted Net Book Value......................................................  5.1(a)
                  Audit........................................................................  5.1(b)
                  Average Price................................................................  3.3.2
                  Balance Sheets...............................................................  Exhibit 1.1(a)
                  Business Confidential Information............................................  9.16
                  Buyer........................................................................  first paragraph
                  Buyer Capital Stock..........................................................  8.3
                  Buyer Disclosure Schedule....................................................  8
                  Buyer Indemnified Persons....................................................  13.3
                  Buyer Indemnities............................................................  12.2
                  Buyer Major Customers........................................................  8.23
                  Buyer Material Contracts.....................................................  8.13
                  Buyer Owned Real Property....................................................  8.18
                  Buyer Permits................................................................  8.12
                  Buyer Release................................................................  4.1.7
                  Buyer SEC Documents..........................................................  8.10
                  Buyer Stockholder Meeting....................................................  9.10(a)
                  Buyer's 125 Plan.............................................................  6.6
                  Cash Payment.................................................................  3.3.1
                  Charter Documents............................................................  7.2
                  Chattanooga Plan.............................................................  6.2(b)
                  Claim Notice.................................................................  12.3
                  Closing......................................................................  4
                  Closing Date.................................................................  4
                  Company Employees............................................................  6.1(a)

                  TERM                                                                           SECTION
                  ----                                                                           -------
                  Company Litigation...........................................................  9.8.1
                  Company Material Contracts...................................................  7.14
                  Company Permits..............................................................  7.13
                  CPC..........................................................................  recital (a)
                  CPC Stock....................................................................  recital (b)
                  Corporate Services...........................................................  9.4.2
                  Disabled Company Employees...................................................  6.1(a)
                  Effective Time...............................................................  4
                  Employee Plan................................................................  7.17
                  Environmental Claims.........................................................  7.18(e)(i)
                  Environmental Laws...........................................................  7.18(e)(ii)
                  Environmental Permits........................................................  7.18(a)
                  Estimated Closing Balance Sheet..............................................  3.2
                  Executive Officers...........................................................  14.13
                  Expired Intellectual Property Rights.........................................  9.18
                  Financial Statements.........................................................  7.8.1
                  Final Closing Balance Sheet..................................................  5.1(d)
                  Final Adjusted Net Book Value................................................  5.2
                  Final Adjusted Net Book Value Calculation....................................  5.1(d)
                  Frozen Plan..................................................................  6.2(b)
                  Guarantees...................................................................  9.2.4
                  Hazardous Materials..........................................................  7.18(e)(iii)
                  Hester.......................................................................  recital (a)
                  Hester Stock.................................................................  recital (b)
                  Impairment Charge............................................................  5.1(a)
                  Intellectual Property Right..................................................  7.11
                  Interim Financials...........................................................  7.8.1
                  knowledge, knows or known....................................................  14.13
                  Lovette......................................................................  recital (a)
                  Lovette Stock................................................................  recital (b)
                  Major Customers..............................................................  7.24
                  Multiemployer Plan...........................................................  7.17.7
                  Notice Period................................................................  12.3
                  OSHA Laws....................................................................  7.26
                  Owned Real Property..........................................................  7.21(a)
                  Pension Plan.................................................................  7.17
                  Preliminary Audited Closing Balance Sheet....................................  5.1(b)
                  Preliminary Closing Balance Sheet............................................  5.1(a)
                  Proxy Statement..............................................................  8.19
                  Purchase Price...............................................................  3.1
                  Records......................................................................  9.5

                  TERM                                                                           SECTION
                  ----                                                                           -------
                  Reimbursement Accounts.......................................................  6.6
                  Release......................................................................  7.18(e)(iv)
                  Report.......................................................................  5.1(b)
                  Retained Intellectual Property...............................................  9.4.1
                  Retained Litigation..........................................................  9.8.2
                  Retained Records.............................................................  9.5
                  Rights.......................................................................  9.12
                  Seller.......................................................................  first paragraph
                  Seller's Counsel.............................................................  4
                  Seller Disclosure Schedule...................................................  7
                  Seller 401(k) Plans..........................................................  6.3
                  Seller Indemnified Persons...................................................  13.4
                  Seller Indemnities...........................................................  12.1
                  Seller Release...............................................................  4.2.5
                  Seller's 125 Plan............................................................  6.6
                  Share Amount.................................................................  3.3.2
                  Share Price Adjustment.......................................................  3.3.4
                  Shared Property..............................................................  9.11
                  Shares.......................................................................  3.3.2
                  Stock........................................................................  recital (b)
                  Subsequent Buyer SEC Documents...............................................  8.10
                  Termination Date.............................................................  11.1(b)
                  To-Ricos.....................................................................  recital (a)
                  To-Ricos Stock...............................................................  recital (b)
                  Voting Debt..................................................................  7.6
                  WARN Act.....................................................................  6.4
                  Year-end Statements..........................................................  7.8.1

         2. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions set forth in this Agreement, at Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, accept and acquire from Seller, all of the outstanding shares of the Stock.

         3. CONSIDERATION.

         3.1 PURCHASE PRICE. The purchase price payable by Buyer for the Stock (the "Purchase Price") shall be an amount equal to Final Adjusted Net Book Value, as set forth in the Final Adjusted Net Book Value Calculation.

         3.2 ESTIMATED CLOSING BALANCE SHEET. On the fourth (4th) business day prior to the Closing Date, Seller shall prepare and deliver an estimated combined consolidated balance sheet for the Business (the "Estimated Closing Balance Sheet"), along with an estimate of the calculation of Adjusted Net Book Value, which shall be prepared pursuant to the provisions of
                  Section 5.1(a) using the amounts reflected on the Estimated Closing Balance Sheet, both of which shall be estimated as of the Closing Date. Seller shall prepare the Estimated Closing Balance Sheet in good faith and in accordance with Applicable Accounting Principles. Buyer and its representatives shall have the right to consult with Seller in connection with the preparation of the Estimated Closing Balance Sheet but shall not have the right to approve the Estimated Closing Balance Sheet.

         3.3 PAYMENT OF THE PURCHASE PRICE. The Purchase Price shall be paid as follows:

                  3.3.1 CASH PAYMENT. $100,000,000 shall be paid by Buyer to Seller in cash at Closing (the "Cash Payment").

                  3.3.2 BUYER'S SHARES. A portion of the Purchase Price (the "Share Amount") shall be paid by Buyer issuing and delivering to Seller at Closing shares of Buyer's Class A common stock (the "Shares"). The number of Shares to be issued to Seller at Closing shall be equal to the lesser of 39,400,000 or the number of Shares determined by dividing (i) forty-five percent (45%) of the Estimated Purchase Price by (ii) the greater of (1) the volume weighted average trading price of

                           Buyer's Class A common stock on the New York Stock Exchange, as reported by Bloomberg, L.P., during the period from the first trading day following the date the parties publicly announce their signing of this Agreement through the date that is five (5) trading days prior to the Closing Date (the "Average Price") and (2) $5.35. The value of such Shares for purposes of determining the amount of the Subordinated Promissory Note shall be equal to such number of Shares multiplied by the greater of the Average Price and $5.35.

                  3.3.3 SUBORDINATED PROMISSORY NOTE. The balance of the Purchase Price shall be paid by Buyer executing and delivering to Seller the Subordinated Promissory Note in the principal amount of such balance. The principal balance of the Subordinated Promissory Note delivered at Closing shall be based upon the Estimated Purchase Price, and shall subsequently be adjusted to reflect the final Purchase Price in accordance with Section 5.2.

                  3.3.4 SHARE PRICE ADJUSTMENT. Notwithstanding anything to the contrary in this Agreement, in the event the Average Price is less than $5.35, then, at Buyer's option, by written notice to Seller delivered not more than three (3) business days prior to the Closing Date specifying which option Buyer elects, one of the following shall apply: (i) Buyer shall issue to Seller that number of additional Shares equal to (x) the amount by which $5.35 exceeds the Average Price, multiplied by the number of Shares determined in accordance with Section 3.3.2

                           (the "Share Price Adjustment") divided by (y) the Average Price; (ii) Buyer shall issue to Seller additional subordinated debt on the same terms as the Subordinated Promissory Note, the principal amount of which shall equal the Share Price Adjustment; (iii) Buyer shall deliver to Seller an additional amount in cash equal to the Share Price Adjustment; (iv) Buyer shall deliver to Seller a combination of the forms of additional consideration referred to in clauses (i),
                           (ii) and (iii) above having an aggregate value equal to the Share Price Adjustment, such aggregate value determined by adding (a) the amount of cash, if any,
                           (b) the principal amount of additional subordinated debt, if any, and (c) the number of additional shares, if any, multiplied by the Average Price; (v) Buyer and Seller shall mutually agree that Buyer shall deliver to Seller some other consideration having a value equal to the Share Price Adjustment; or (vi) Buyer may terminate this Agreement in accordance with Section 11.1(g) hereof, unless Seller agrees in writing, within 48 hours after receipt of written notice from Buyer of its intent to terminate this Agreement pursuant to Section 11.1(g), that the Purchase Price shall be reduced by an amount equal to the Share Price Adjustment, in which case Seller will not be entitled to the Share Price Adjustment and this Agreement will not be terminated pursuant to
                           Section 11.1(g).

                  3.3.5 ASSET RETENTION. Notwithstanding anything to the contrary in this

                           Agreement, in the event the Estimated Purchase Price exceeds $600,000,000, then, at Seller's option, by written notice to Buyer delivered concurrently with the Estimated Closing Date Balance Sheet specifying which option Seller elects, one of the following shall apply: (i) Seller may agree that the Purchase Price shall be adjusted to an amount equal to $600,000,000 in the event that, and notwithstanding that, the Purchase Price as determined pursuant to the terms and conditions of this Agreement (but for the application of this Section 3.3.5) would exceed $600,000,000, in which event, for all purposes of this Agreement, the Estimated Purchase Price shall equal $600,000,000 and the Purchase Price shall equal the lesser of (x) $600,000,000 and (y) the Purchase Price as determined pursuant to the terms and conditions of this Agreement but for the application of this Section 3.3.5, (ii) the Moorefield, West Virginia facility, and all assets located thereat and rights relating thereto, shall be retained by Seller, excluded from the term "Business", and included within the term "Retained Assets", for all purposes of this Agreement and the Estimated Purchase Price shall be recalculated on the basis that such facility, assets and rights are excluded from the Business and retained by Seller, or (iii) Seller may terminate this Agreement in accordance with Section 11.1(j) hereof, unless in the case of clause (ii) or
                           (iii) immediately above, Buyer agrees in writing, within 48 hours after receipt of written notice from Seller of its intent to exclude such assets or terminate this Agreement in accordance with either clause (ii) or (iii) immediately above, that Buyer will pay the Purchase Price in full, as determined in accordance with the terms and conditions of this Agreement, notwithstanding that the Purchase Price exceeds $600,000,000, in which case such assets will not be excluded and this Agreement will not be terminated pursuant to Section 11.1(j). Seller represents that, if Seller elects to exclude the assets and rights referred to in clause (ii) immediately above, the Purchase Price will be no greater than $600,000,000.

                  3.3.6 FORM OF PAYMENT. All cash payments required to be made pursuant to this Agreement shall be made by wire transfer of immediately available funds to the account designated by the receiving party.

         4. CLOSING. Subject to the terms and conditions contained in this Agreement, the closing of the transactions contemplated hereby (the "Closing") will occur at the offices of McGrath North Mullin & Kratz, PC LLO, First National Tower, 1601 Dodge Street, Suite 3700, Omaha, Nebraska 68102 ("Seller's Counsel"), on the fifth business day after the conditions set forth in Section 10 (other than those to be fulfilled at Closing) have been satisfied, or at such other place or on such other date as the parties hereto may mutually agree (the "Closing Date"). Closing shall be effective as of 11:59 p.m. central time on the Closing Date (the "Effective Time").

         4.1      BUYER'S OBLIGATIONS AT CLOSING. At the Closing, Buyer shall:

                  4.1.1 CONSIDERATION. Deliver or cause to be delivered to Seller the Cash Payment in accordance with Section 3 hereof.

                  4.1.2 SHARES. Deliver to Seller stock certificates representing the Shares to be delivered in accordance with the provisions of
                           Section 3.3.2 above.

                  4.1.3 SUBORDINATED PROMISSORY NOTE. Execute and deliver to Seller the Subordinated Promissory Note.

                  4.1.4 CERTIFICATES. Deliver to Seller the certificates contemplated in Section 10.3.

                  4.1.5 CONAGRA SUPPLY AGREEMENT. Execute and deliver to Seller the ConAgra Supply Agreement.

                  4.1.6 TRANSITION SERVICES AGREEMENT. Execute and deliver to Seller the Transition Services Agreement.

                  4.1.7 RELEASE. Cause each of the Acquired Companies to execute and deliver, to Seller a release in the form attached hereto as Exhibit 4.1.7 (the "Buyer Release"), pursuant to which each such entity shall irrevocably discharge and forever release Seller and its Affiliates and their respective stockholders, directors, officers and employees (in their capacities as stockholders, directors, officers and employees of each of Seller, its Affiliates or the Acquired Companies) from any and all Liabilities, Actions, causes of action or other matters, whether known or unknown, arising or accruing on or prior to the Closing Date, other than those claims arising from this Agreement or the Ancillary Agreements or otherwise described therein.

                  4.1.8 REGISTRATION RIGHTS AGREEMENTS. Execute and deliver to Seller the Registration Rights Agreements.

                  4.1.9 TRANSITION TRADEMARK LICENSE AGREEMENT. Execute and deliver to Seller the Transition Trademark License Agreement.

                  4.1.10 ENVIRONMENTAL LICENSE AGREEMENT. Execute and deliver to Seller the Environmental License Agreement.

                  4.1.11 LEGAL OPINION. Deliver to Seller the executed legal opinion of Baker & McKenzie, Buyer's counsel, in the form attached hereto as Exhibit 4.1.11.

                  4.1.12 SHARE PRICE ADJUSTMENT. If applicable and at Buyer's election, deliver to Seller the additional Shares, subordinated debt, cash and/or other consideration in accordance with the provisions of Section 3.3.4 hereof.

                  4.1.13 MOLINOS SUPPLY AGREEMENT. Execute and deliver to Seller the Molinos Supply Agreement.

                  4.1.14 MONTGOMERY SUPPLY AGREEMENT. Execute and deliver to Seller the Montgomery Supply Agreement.

         4.2      SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall:

                  4.2.1 STOCK CERTIFICATES. Deliver or cause to be delivered to Buyer stock certificates representing all of the Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank.

                  4.2.2 CERTIFICATES. Deliver to Buyer the certificates contemplated in Section 10.2.

                  4.2.3 RESIGNATIONS. Deliver to Buyer, to the extent requested by Buyer, written resignations of the officers and directors of the Acquired Companies, pursuant to which such individuals will relinquish their titles. Such resignations will not affect ongoing employment with the Acquired Companies.

                  4.2.4 TRANSITION SERVICES AGREEMENT. Execute and deliver to Buyer the Transition Services Agreement.

                  4.2.5 RELEASE. Execute and deliver, and cause its Subsidiaries that have had any business dealings with the Acquired Companies whatsoever to execute and deliver, to Buyer a release in the form attached hereto as Exhibit 4.2.5 (the "Seller Release"), pursuant to which Seller and such Subsidiaries shall irrevocably discharge and forever release the Acquired Companies and the Company Employees (in their capacities as Company Employees) from any and all Liabilities, Actions, causes of action or other matters, whether known or unknown, arising or accruing on or prior to the Closing Date, other than those claims arising from this Agreement or the Ancillary Agreements or otherwise described therein.

                  4.2.6 REGISTRATION RIGHTS AGREEMENTS. Execute and deliver to Buyer the Registration Rights Agreements.

                  4.2.7 TRANSITION TRADEMARK LICENSE AGREEMENT. Execute and deliver to Buyer the Transition Trademark License Agreement.

                  4.2.8 ENVIRONMENTAL LICENSE AGREEMENT. Execute and deliver to Buyer the Environmental License Agreement.

                  4.2.9 LEGAL OPINION. Deliver to Buyer the executed legal opinion of McGrath North Mullin & Kratz, PC LLO, Seller's counsel, in the form attached hereto as
                           Exhibit 4.2.9.

                  4.2.10 CERTIFICATE OF NON-FOREIGN STATUS. Deliver to Buyer a certificate in the form required by Treas. Reg.
                           Section 1.1445-2(b)(3)(iii)(B) executed by Seller.

                  4.2.11 REPRESENTATION LETTER. Execute and deliver to Buyer a representation letter in the form attached as Exhibit 4.2.11.

                  4.2.12 CONAGRA SUPPLY AGREEMENT. Execute and deliver to Buyer the ConAgra Supply Agreement.

                  4.2.13 MOLINOS SUPPLY AGREEMENT. Execute and deliver to Buyer the Molinos Supply Agreement.

                  4.2.14 MONTGOMERY SUPPLY AGREEMENT. Execute and deliver to Buyer the Montgomery Supply Agreement.

         5.       POST-CLOSING SETTLEMENT.

         5.1      CLOSING BALANCE SHEET.

                  (a) As soon as reasonably practicable following the Closing Date, but in no event more than sixty (60) days after Closing, Buyer shall prepare a combined, consolidated balance sheet of the Acquired Companies as of the Effective Time in accordance with the Applicable Accounting Principles (the "Preliminary Closing Balance Sheet") and within such sixty (60) day period Buyer shall submit the Preliminary Closing Balance Sheet to Seller, together with a preliminary calculation of Adjusted Net Book Value. For purposes of this Agreement, "Adjusted Net Book Value" shall mean Net Book Value as reflected on the Estimated Closing Balance Sheet, Preliminary Closing Balance Sheet, Preliminary Audited Closing Balance Sheet and Final Closing Balance Sheet, as applicable, as adjusted as necessary to: (i) provide that any charge or credit as a result of FAS 133 which would otherwise result in an increase or decrease in stockholder's equity shall be an asset or liability, as the case may be, (ii) eliminate from Net Book Value the effect of recorded income Tax assets and Liabilities (current and deferred), (iii) give effect to the Buyer Release and the Seller

                           Release as though they had been executed immediately prior to the Effective Time and (iv) reduce Net Book Value by the amount, if any, by which the Discount Amount exceeds the Impairment Charge. The "Impairment Charge" shall mean the impairment charge with respect to the Business arising after April 20, 2003 as reflected in the audited financial statements for the fiscal year ended May 25, 2003 referred to in Section
                           9.15 of this Agreement so long as the impairment charge pertains to the write-off of no more than $36,343,582 of goodwill. If the impairment charge pertains to the write-off of more than $36,343,582 in goodwill, then for purposes of this definition, the impairment charge shall be reduced by an amount equal to the excess of the goodwill write-off included in the impairment charges over $36,343,582. Buyer shall consult with Seller in good faith in connection with the preparation of the Preliminary Closing Balance Sheet and employees of Seller shall be permitted to meet with employees of Buyer and the Acquired Companies in connection with the preparation of the Preliminary Closing Balance Sheet.

                  (b) Promptly following execution of this Agreement, Seller shall engage Deloitte to (i) audit the Preliminary Closing Balance Sheet in accordance with the Applicable Accounting Principles (the "Audit"), and (ii) upon completion of the Audit, deliver to Seller and Buyer its draft preliminary audit report in the form attached hereto as Exhibit 5.1(b) (the "Report") together with the accompanying draft audited balance sheet of the

                           Acquired Companies (the "Preliminary Audited
                           Closing Balance Sheet"), and a revised calculation of Adjusted Net Book Value. Seller shall instruct Deloitte to complete the Audit and issue its Report and revised calculation of Adjusted Net Book Value within sixty (60) days after its receipt of the Preliminary Audited Closing Balance Sheet. Buyer and Seller acknowledge and agree that Deloitte shall not issue its final audit report until all objections have been resolved in accordance with Section 5.1(d) and such resolution is incorporated into the Preliminary Audited Closing Balance Sheet. Seller shall pay or cause to be paid all of the fees and expenses of Deloitte in connection with the Audit and the Report.

                  (c) Buyer shall provide, and shall cause the Acquired Companies to provide, to Deloitte such assistance and access to employees, books, records and other supporting documents as is necessary for Deloitte to timely conduct the Audit and prepare, issue and deliver the Report and the Preliminary Audited Closing Balance Sheet. Buyer and Seller and their respective representatives (including without limitation Buyer's independent auditors) shall have the right to be present to observe the taking of any physical inventory, or perform any other audit activity in connection with or separate and apart from Deloitte's audit activity necessary to issue an independent audit opinion on the Closing Balance Sheet on behalf of Buyer, in connection with Deloitte's preparation of the Preliminary Audited Closing Balance Sheet and may review and examine the procedures, books, records and work papers used in their preparation, or conduct such independent review, or any other audit activity as they deem necessary.

                  (d) Unless Seller or Buyer notifies the other party in writing within sixty (60) calendar days after delivery of the Preliminary Audited Closing Balance Sheet and revised calculation of Adjusted Net Book Value that such party objects to the calculation contained therein, specifying in detail each objection and the basis for each objection, the Preliminary Audited Closing Balance Sheet shall be issued in final form by Deloitte and such Preliminary Audited Balance Sheet and revised calculation of Adjusted Net Book Value shall be final and binding upon the parties. Neither Seller nor Buyer shall have the right to dispute the principles and procedures used in the preparation of the Preliminary Audited Closing Balance Sheet so long as the principles and procedures used are consistent with the Applicable Accounting Principles; provided that the foregoing shall in no event effect the right of Seller or Buyer to object to any estimates or judgments made in connection with the preparation of the Preliminary Audited Closing Balance Sheet. If Buyer and Seller are unable to resolve the disputed items within thirty (30) calendar days after any such notification has been given (or within such extended time period as is mutually agreed to by the parties), the unresolved disputed items shall be referred for a final determination to a mutually acceptable independent accountant. Such determination shall be final and binding upon the parties, absent manifest error. Such accountant shall be jointly retained by the parties hereto on a mutually acceptable basis and Buyer and Seller shall each pay one-half of the fees and expenses of such accountant. Promptly following the date that Seller and Buyer reach agreement upon the disputed items pursuant to Section 5.1(d), or, if applicable, the date of the final determination of such accountant of the disputed items pursuant to
                           Section 5.1(d), the parties shall cause such resolution to be incorporated into the Preliminary Audited Closing Balance Sheet and shall cause Deloitte to issue its final audit report and final revised calculation of Adjusted Net Book Value. The Preliminary Audited Closing Balance Sheet, as may be adjusted pursuant to the terms hereof (the "Final Closing Balance Sheet"), and Deloitte's final revised calculation of Adjusted Net Book Value, as appropriately modified to reflect any changes (the "Final Adjusted Net Book Value Calculation"), shall be final, binding and conclusive for all purposes hereunder.

         5.2 SETTLEMENT OF PURCHASE PRICE. On the second business day following (i) the expiration of sixty (60) calendar days following delivery of the Preliminary Audited Closing Balance Sheet to Buyer and Seller if neither Seller nor Buyer has objected to the Preliminary Audited Closing Balance Sheet, or
                  (ii) if either Seller or Buyer shall have objected to the Preliminary Audited Closing Balance Sheet, final determination of the disputed items pursuant to Section 5.1(d), Buyer shall deliver to Seller a revised Subordinated Promissory Note in exchange for the Subordinated Promissory Note delivered to Seller at Closing, which Seller shall deliver to Buyer for cancellation. Such revised Subordinated Promissory Note will reflect the principal outstanding equal to the Final Adjusted Net Book Value, less the sum of (i) the Share Amount, (ii) the Cash Payment and (iii) the Share Price Adjustment, if applicable pursuant to Section 3.3.4 (such difference being referred to as the "Adjustment Amount"). This revised Subordinated Promissory Note shall otherwise be on the same terms and conditions as the Subordinated Promissory Note delivered by Buyer to Seller and substituted for the Subordinated Promissory Note delivered by Buyer at Closing. As used herein, "Final Adjusted Net Book Value" shall mean Net Book Value, as of the Closing Date, as reflected in the Final Adjusted Net Book Value Calculation. If the Adjustment Amount is a negative number, then Seller shall promptly pay to Buyer an amount of cash equal to the Adjustment Amount and return to Buyer for cancellation the Subordinated Promissory Note delivered by Buyer to Seller at Closing. To the extent the revised Subordinated Promissory Note shall have a principal amount that is less than the principal amount of the Subordinated Promissory Note delivered by Buyer at Closing, Seller shall refund to Buyer any interest previously paid by Buyer on such excess amount, and shall cancel any accrued but unpaid interest payable by Buyer on such excess amount (or, if not permitted by the Subordinated Promissory Note, repay to Buyer such interest after payment of such interest by Buyer) with respect to periods ending prior to the date of substitution. To the extent the revised Subordinated Promissory Note shall have a principal amount that exceeds the principal amount of the Subordinated Promissory Note delivered by Buyer at Closing, Buyer shall pay to Seller, on the next succeeding interest payment date under the terms of the Subordinated Promissory Note, interest at the rate specified in the Subordinated Promissory Note on the amount of such difference with respect to the period beginning on the Closing Date and ending prior to the date of substitution. Seller agrees that it shall not sell or otherwise transfer the Subordinated Promissory Note until the Final Adjusted Net Book Value is determined in accordance with this Section 5.2 and the exchange of notes contemplated by this Section 5.2 has occurred.

         6.       EMPLOYEE MATTERS.

         6.1      GENERAL.

                  (a) Continued Employment. As of the Effective Time, Buyer will cause the Acquired Companies to provide continuation of employment to each individual employed by any of the Acquired Companies (or otherwise in connection with the Business) on the Closing Date (including employees absent from work due to short-term or long term disability, sick leave, military leave or other employer approved absences of a short duration) other than those employees employed in connection with the Retained Businesses (the "Company Employees"). Notwithstanding the foregoing, nothing contained in this Agreement shall prohibit Buyer from terminating or changing the terms of employment of any Company Employee after the Effective Time. Notwithstanding the preceding, Company Employees on long term disability on the Closing Date ("Disabled Company Employees") will continue to be provided long term disability benefits under the Seller's long term disability plan, subject to the terms and conditions of such plan, as long as the Disabled Company Employee meets the conditions for benefits.

                  (b) Retention Bonuses. Buyer shall be responsible for and pay the Buyer Retention Obligations, provided that Buyer's maximum aggregate liability for Buyer Retention Obligations shall be $2,925,798. Seller shall be responsible for and pay the Seller Retention Obligations and any Buyer Retention Obligations that exceed $2,925,798. Buyer shall be responsible for and pay any other liabilities, obligations and claims of any kind arising out of employment (or termination of employment, whether actual or constructive) of the Company Employees on and after the Closing Date resulting from actions taken by Buyer. Seller agrees that, from and after the Closing, it will not consent to the termination of any Company Employee's employment and that in the event prior to the first anniversary of the Closing any Company Employee voluntarily terminates his employment with an Acquired Company, then upon the written request of Buyer, Seller will assign to Buyer any rights Seller may have to recover any Transaction Bonuses paid to such Company Employee.

                  (c) COBRA. Seller agrees to maintain the group health plan continuation coverage pursuant to Section 4980B of the Code and Sections 601-609 of ERISA for the "qualifying beneficiaries" (within the meaning of Section 4980B of the Code) and Company Employees who are "covered employees"

                           (within the meaning of Section 4980B(f)(7) of the Code) who experience a "qualifying event" (within the meaning of Section 4980B(f)(3) of the Code) prior to the Closing Date ("COBRA Participants"). Subject to the terms of the Transition Services Agreement, the parties agree that any Company Employee or qualifying beneficiaries who becomes eligible for COBRA for the period between the Closing Date and the later of (i) December 31, 2003 and (ii) 120 days after the Closing Date shall receive COBRA benefits from certain benefit plans which will continue to be maintained by the Seller. Buyer shall reimburse Seller for all costs and expenses incurred by Seller to maintain continuation coverage for the COBRA Participants as reasonably determined by Seller. Buyer shall indemnify and hold Seller and Seller's Affiliates harmless from and against any Liability Seller or Seller's Affiliates incur at any time after Closing under the provisions of Section 4980B of the Code or Sections 601-609 of ERISA with respect to any covered employee who is a Company Employee, or the qualified beneficiary of any such employee, who has a "qualifying event" on or after the Closing Date.

         6.2      SELLER PENSION PLANS.

                  (a) Non-Union Employees. As of the Closing Date, the Company Employees whose benefits are not governed by a collective bargaining agreement shall cease to actively participate in any pension plan offered by Seller, any Acquired Company or any subsidiary thereof, including but not limited to, (a) the ConAgra Pension Plan for Salaried Employees and (b) the ConAgra Pension Plan for Hourly Rate Production Employees, in each case pursuant to the provisions in the plan documents and not because of any amendment to either of the aforementioned pension plans. The non-union Company Employees described in the preceding sentence shall receive no further benefit accrual under said pension plans.

                  (b) Union Employees. As of the Closing Date, the Company Employees whose pension benefits are governed by a collective bargaining agreement shall cease to actively participate in any pension plan offered by Seller, any Acquired Company or any Subsidiary thereof and shall receive no further benefit accrual thereunder. As of the Closing Date, Buyer shall become the plan sponsor of the Retirement Income Plan of Production Employees of Seaboard Farms of Chattanooga, Inc. (the "Chattanooga Plan") with respect to the Company Employees participating in that plan and no further benefits shall accrue thereunder with respect to any other employees of Seller and its Affiliates. To the extent any Company Employee whose benefits are governed by a collective bargaining agreement is entitled to receive pension benefits under a defined benefit plan after the Closing Date in accordance with the terms of the applicable collective bargaining agreement, Buyer will provide such Company Employee his or her accrued benefit (under the Chattanooga Plan) less any benefit accrued under a defined benefit pension plan of Seller as of the Closing Date. Notwithstanding the foregoing, if a Company Employee, whose pension benefits are governed by a collective bargaining agreement, is not vested in his or her accrued benefit under a defined benefit pension plan of Seller and if the vesting requirements are subsequently met under a defined benefit pension plan of Buyer, then Seller shall cause the benefit accrued under Seller's pension plan to be paid to such Company Employee as if that benefit was fully vested as of the Closing. As of the Closing, Seller will provide Buyer with a list of Company Employees, whose benefits are governed by a collective bargaining agreement, that are entitled to an accrued benefit under a pension plan of Seller and the dollar amount of such benefit as of the Closing Date. As of the Closing Date, the union Company Employees at the facilities located in Batesville and Clinton, Arkansas shall receive no further benefit accruals under the Banquet Employees Unions Pension Fund. Seller shall amend the Pension Plan for Employees of Country Pride, a frozen defined contribution plan, (the "Frozen Plan") so that, on or before the Closing Date, it shall become the sponsor of that Frozen Plan and the Company Employees will be eligible to receive a distribution of their accounts in the Frozen Plan within a reasonable period after the Closing Date. Seller and Buyer shall cooperate in preparing communications to Company Employees regarding the distribution and their rollover options, including Buyer's 401(k) plan.

         6.3 401(k) PLANS. As of the Closing Date, the Company Employees shall cease to actively participate in the ConAgra Retirement Income Savings Plan and the ConAgra Retirement Income Savings Plan for Hourly Rate Production Employees (the "Seller 401(k) Plans") and no further contributions shall be made to the Seller 401(k) Plans for the benefit of the Company Employees. As of the Closing Date, the interests of the Company Employees in the Seller 401(k) Plans shall be one hundred percent (100%) vested and shall be fully nonforfeitable. Except as expressly set forth herein, no assets of the Seller 401(k) Plans shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates. As soon as practical following receipt by Buyer and Seller of favorable determination letters or Buyer's certification to Seller, and Seller's certification to Buyer, in a manner reasonably acceptable to both Seller and Buyer, that Buyer's 401(k) Plan and Seller's 401(k) plans are qualified under the applicable provisions of the Code, and contingent on Buyer's 401(k) Plan administrator's ability to accept an in-kind transfer of the assets (except for shares of Seller's stock) and Seller's 401(k) Plan's ability to make an in-kind transfer of assets, Seller shall cause the trustee of Seller's 401(k) Plans to transfer, solely in the form of the mutual funds currently available, cash from the sale of Seller's stock, or notes representing outstanding participant loans or assets representing the full account balances of the Company Employees, and upon such transfer, Buyer and Buyer's 401(k) Plan shall be responsible for proper administration of such account balances and the related liability to the Company Employees.

         6.4 WELFARE PLANS. The parties acknowledge that the Company Employees participate in Seller's welfare benefit plans and programs disclosed in Exhibit 7.17.1. Subject to the terms of the Transition Services Agreement, the parties agree for the period between the Closing Date and the later of (i) December 31, 2003 and (ii) 120 days after the Closing Date the Company Employees will continue their participation in certain specified welfare plans and programs that provide health, disability, life and other insurance type benefits, which will continue to be maintained by Seller. In accordance with the terms of the Transition Services Agreement Buyer agrees to reimburse Seller for all costs and expenses (as reasonably determined by Seller) to maintain the continued participation in such plans, and Seller agrees to modify its welfare plans to permit the continued participation by the Company Employees after the Closing Date. After the later of
                  (i) December 31, 2003 and (ii) 120 days after the Closing Date, Buyer shall provide those welfare benefits to the Company Employees as Buyer deems appropriate. On and after the Closing Date, Buyer shall be responsible, and shall indemnify and hold Seller and its Affiliates harmless from and against, all Liabilities with respect to such welfare benefit plans and programs, including, but not limited to, any Liability under the Worker Adjustment and Retraining Notification Act (29 U.S.C. Sections 2101-2109) or any similar foreign, state or local laws or ordinances (such laws collectively described as the "WARN Act"). Prior to the Closing Date, Seller will cooperate with the reasonable request of Buyer, to provide notices and other communications to Company Employees in order to avoid Liability under the WARN Act.

         6.5 BUYER PLANS. Buyer shall cause periods of service with Seller, Seller's Affiliates and the Acquired Companies to count for purposes of eligibility and vesting under any benefit plan provided to the Company Employees after the Closing Date. After the Closing Date, Buyer shall cause the Acquired Companies to waive pre-existing condition requirements, evidence of insurability provisions, waiting period requirements or any similar provisions under any employee benefit plan providing medical, disability or life insurance benefits provided to any Company Employees enrolled in such plans of the Seller as of the Closing Date. After the Closing Date,

                  Buyer shall also cause the Acquired Companies to apply toward any deductible requirements and out of pocket limits under its employee welfare benefit plans any amounts paid (or accrued) by each Company Employee prior to Closing under welfare benefit plans during the then current Plan Year and Seller shall provide the relevant Plan Year deductible and out of pocket amounts paid (or accrued) by each Company Employee.

         6.6 FLEXIBLE SPENDING ACCOUNTS. Seller maintains a plan qualified under I.R.C. Section 125 ("Seller's 125 Plan") that includes flexible spending accounts for medical care reimbursements and dependent care reimbursements ("Reimbursement Accounts"). As soon as reasonably practicable following the Closing Date, cash equal to the aggregate value of the Reimbursement Accounts of the Company Employees shall be transferred from Seller to a plan established by Buyer intended to qualify under I.R.C. Section 125 ("Buyer's 125 Plan") and the annual election and claims history for each Company Employee participating in the Reimbursement Accounts shall be provided to Buyer not later than the date of the cash transfer. Upon receipt of such amount, Buyer and Buyer's 125 Plan shall assume all obligations and liabilities with respect to the Reimbursement Accounts for the Company Employees. Buyer shall recognize the elections of the Company Employees under Seller's 125 Plan for purposes of Buyer's 125 Plan for calendar year 2003.

         6.7 RETAINED EMPLOYEES. All employees of the Retained Businesses shall be transferred out of the Acquired Companies prior to Closing.

         6.8 COOPERATION. The parties shall cooperate with each other and exchange any information, filings or notices as appropriate to implement the provisions of this Section 6. Buyer shall assist in providing any information, filings or notices (including the notice required by Section 204(h) of ERISA and Section 4980F of the Code) as needed to cease the benefit accruals. Seller agrees to hold Buyer harmless for any Liability for any failure to comply with the provisions of Section 204(h) of ERISA and Section 4980F of the Code.

         6.9 INDEMNITY. Buyer shall indemnify and hold Seller and Seller's Affiliates harmless from and against any Liability resulting directly or indirectly from any breach or nonfulfillment of any agreement or covenant on the part of Buyer or the Acquired Companies under this Section 6.

         6.10 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall create or establish, or be deemed to create or establish, any Company Employee as a third party beneficiary of this Agreement.

         6.11 NOTICE OBLIGATIONS. Seller and Buyer shall cooperate with respect to any notice obligation, disclosure requirement, or employee communication that is necessary or appropriate as a result of this transaction with respect to any Employee Plan that affects a Company Employee.

7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as set forth below. Such representations and warranties are made subject to those matters set forth in the Seller Disclosure Schedule dated as of the date hereof and delivered as a separate document (the "Seller Disclosure Schedule") in the manner provided for in the introductory paragraph of the Seller Disclosure Schedule and those matters set forth in the schedules are subject to the terms of Section 14.11.

         7.1 ORGANIZATION, GOOD STANDING AND CORPORATE POWER. Each of Seller and the Acquired Companies is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Acquired Companies has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Each Acquired Company is qualified to conduct the Business in all jurisdictions in which such qualification or authorization is required, except for those jurisdictions in which failure to be so qualified or authorized has not had and will not have a Company Material Adverse Effect.

         7.2 CERTIFICATE AND BY-LAWS. Seller has previously made available to Buyer complete and correct copies of the certificate or articles of incorporation and by-laws of each of the Acquired Companies as in effect as of the date of the Agreement (collectively, "Charter Documents"). Such Charter Documents have not been further amended and are in full force and effect. The Seller Disclosure Schedule contains a complete and accurate list of all officers and directors of each of the Acquired Companies.

         7.3 CORPORATE AUTHORIZATION; BINDING EFFECT. Seller has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Seller have been duly and validly authorized by all necessary corporate action on the part of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement constitutes, and the Ancillary

                  Agreements when executed by Seller will constitute, the valid and binding obligations of Seller enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

         7.4 EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller and the consummation by Seller of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time or both, assuming compliance with the matters referred to in Section 7.5: (a) violate any Law to which Seller or any Acquired Company is subject; (b) violate any judgment, order, writ or decree of any court applicable to Seller, or any Acquired Company; (c) conflict with or result in the violation of any provision of Seller's or any Acquired Company's Charter Documents, or (d) result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any of its Subsidiaries is bound or affected, or result in the creation of any Encumbrance upon the Stock or any of the properties or assets of the Acquired Companies, other than any such violation, conflict, default, right, cancellation or acceleration, loss or Encumbrance that, individually or in the aggregate, would not have a material adverse effect on the business, operations, financial condition, results of operations, or capitalization of the Business or on the ability of Seller or Buyer to consummate the transactions contemplated by this Agreement.

         7.5 GOVERNMENT AUTHORIZATION. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements requires no action by or in respect of, or filing with, any Governmental Authority other than: (a) the filing of a pre-merger notification report under the HSR Act; and (b) such consents, authorizations, orders, approvals, filings or registrations the failure of which to be obtained or made would not have a material adverse effect on the business, operations, financial condition, results of operations or capitalization of the Business, or prevent the consummation of the transactions contemplated hereby.

         7.6 CAPITAL STOCK; TITLE TO SHARES. The authorized capital stock of CPC consists solely of 10,000 shares of common stock, $1.00 par value, of which 10,000 shares are issued and outstanding. Seller is the lawful and equitable owner of all of such shares of common stock of CPC, free and clear of all claims, options, charges and Encumbrances. The authorized capital stock of To-Ricos consists solely of (i) 100,000 shares of common stock, $1.00 par value, of which 66,000 shares are issued and outstanding, and (ii) 50,000 shares of preferred stock, $10.00 par value, of which none are issued and outstanding. Seller is the lawful and equitable owner of all of such shares of common stock of To-Ricos, free and clear of all claims, options, charges and Encumbrances. The authorized capital stock of Lovette consists solely of (i) 500,000 shares of common stock, $1.00 par value, of which 1,000 shares are issued and outstanding. Seller is the lawful and equitable owner of all of such shares of common stock of Lovette, free and clear of all claims, options, charges and Encumbrances. The authorized capital stock of Hester consists solely of 15,000 shares of common stock, $1.00 par value, of which 1,000 shares are issued and outstanding. Seller is the lawful and equitable owner of all of such shares of common stock of Hester, free and clear of all claims, options, charges and Encumbrances. At the Closing, Buyer's ownership of CPC, To-Ricos, Lovette and Hester as contemplated herein shall constitute ownership of all the outstanding securities of CPC, To-Ricos, Lovette and Hester and, through Buyer's ownership of the CPC Stock, the Company Subsidiary, and such ownership shall be free and clear of all claims, options, charges and Encumbrances. No shares of capital stock or other ownership interests in any Acquired Company are reserved for issuance for any purpose. As to each Acquired Company, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote ("Voting Debt") on any matter on which holders of capital stock, voting securities or other ownership interests thereof may vote. All of the issued and outstanding shares of the capital stock of CPC, To-Ricos, Lovette, Hester and the Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no options, warrants, calls, rights, commitments or agreements of any character to which CPC, To-Ricos, Lovette, Hester or the Company Subsidiary is a party by which it is bound or obligated to issue, deliver or sell, or caused to be delivered or sold, additional shares of capital stock, voting securities or other ownership interests or any Voting Debt, or obligating any Acquired Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of any Acquired Company to repurchase, redeem or otherwise acquire any shares of its capital stock.

         7.7      SUBSIDIARIES.

                  7.7.1 The Company Subsidiary and its jurisdiction of incorporation are identified on the Seller Disclosure Schedule. The Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and it has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted. The Company Subsidiary is qualified to conduct its business in all jurisdictions in which such qualification or authorization is required, except for those jurisdictions in which failure to be so qualified or authorized would not have a Company Material Adverse Effect.

                  7.7.2 All of the outstanding capital stock of, or other ownership interests in, the Company Subsidiary, is owned by CPC, free and clear of all claims, options, charges and Encumbrances, and all of the outstanding shares of capital stock or other equity interests of the Company Subsidiary are validly issued, fully paid and nonassessable.

         7.8      FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES.

                  7.8.1 Seller has heretofore delivered to Buyer (i) pro forma combined, consolidated balance sheets of the Business as of May 28, 2000, May 27, 2001 and May 26, 2002, and the related combined, consolidated statements of earnings for each of the years then ended (the "Year-end Statements"), and (ii) a pro forma combined, consolidated balance sheet of the Business as of April 20, 2003, and the related combined consolidated statements of earnings for the eleven
                           (11) month period then ended (the "Interim
                           Financials"). The Year-end Statements and the Interim Financials (together, the "Financial Statements") present fairly, in all material respects, the financial position, results of operation of the Business as of the dates and for the periods then ended, and have been prepared in accordance with GAAP and the Applicable Accounting Principles, except in the case of the Interim Financials, for normal year-end adjustments that are not material and the omission of footnote disclosures required by GAAP. The Year-end Statements for 2001 and 2002 and the Interim Financials do not contain any material (individually or in the aggregate) items of non-recurring income required by GAAP to be separately disclosed.

                  7.8.2 As of the date hereof, to Seller's knowledge, none of the Acquired Companies has any Liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP consistently applied except those (i) set forth or provided for in the balance sheet (including notes thereto) included in the Interim Financials, (ii) incurred since April 20, 2003, in the ordinary course of business, or (iii) recorded as part of normal year end adjustments. Notwithstanding the foregoing, no representation and warranty is made pursuant to this Section 7.8.2 with respect to any matter that is specifically addressed by another representation or warranty contained in this Section 7 or any certificate or instrument delivered pursuant to this Agreement. As of the date hereof, except for such matters that would not have a Company Material Adverse Effect, (i) the receivables of the Business, either reflected on the Interim Financials or created subsequent to April 20, 2003 were created in the ordinary course of the Business, (ii) to the knowledge of Seller and subject to any reserves established therefor in the applicable financial statements, will be collected in accordance with their terms and at their recorded amounts, in accordance with the Business' prior practices, and (iii) between April 20, 2003 and the date hereof, to the knowledge of Seller, neither Seller nor any of its Affiliates has (a) permitted or agreed to any extension in the time for payment of receivables relating to the Business other than in the ordinary course of business and consistent with past practice or (b) changed its policies or practices with respect to the extension of credit to customers of the Business other than in the ordinary course of business and consistent with past practice.

         7.9 CONDUCT OF BUSINESS SINCE APRIL 20, 2003. Since April 20, 2003 and except for the transactions contemplated herein:

                  7.9.1 As of the date hereof, there has not been a Company Material Adverse Effect.

                  7.9.2 As of the date hereof, no event has occurred that would have been prevented by Section 9.1.1 if the terms of said Section had been in effect as of and after April 20, 2003.

                  7.9.3 Except for indebtedness owed by an Acquired Company to Seller or a subsidiary thereof (which will be released prior to Closing to the extent provided in the Seller Release), none of the Acquired Companies has incurred or assumed any indebtedness for borrowed funds or purchase money indebtedness, or assumed, guaranteed, endorsed or otherwise become liable or responsible (either directly, contingently or otherwise), for the obligations of any other Person, except in respect of such assumption, guarantees or endorsements for such amounts that are immaterial and incurred in the ordinary course of Business.

         7.10     TAXES AND TAX RETURNS.

                  (a) With respect to the Acquired Companies; (i) all material Tax Returns required to be filed by them have been filed, (ii) all Taxes shown to be due on such returns have been paid or accrued, (iii) all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), have been paid or accrued. No Governmental Authority has asserted any material claim for Taxes, or to the Seller's knowledge has threatened to assert any material claim for Taxes.

                  (b) The statute of limitations has closed for all Tax Returns of the Acquired Companies.

                  (c) All material Taxes required by law to be withheld or collected with respect to the Acquired Companies have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment).

                  (d) There are no liens for Taxes upon the material assets of the Acquired

                           Companies (other than Liens for Taxes that are not yet due and payable).

                  (e) None of the assets of the Acquired Companies are considered tax-exempt use property or tax-exempt bond financed property within the meaning of sections 168(g)(1)(B) or (C) of the Code.

                  (f) To Seller's knowledge, To-Ricos is an "existing credit claimant" within the meaning of Section 936(j)(9)(A)(i) of the Code. To-Ricos has had in effect an election under Section 936(a) of the Code during the ten taxable years ending immediately prior to the taxable year that includes the Closing Date. Such election has not been revoked during such ten year period.

                  (g) All Tax Returns filed by To-Ricos with any Puerto Rican Governmental Authority are true and correct in all material respects.

                  (h) To Seller's knowledge, none of the Acquired Companies has a material taxable presence in any jurisdiction where they do not file a Tax Return.

                  (i) The Acquired Companies have not made or become obligated to make, and will not as a result of the transactions contemplated hereby become obligated to make, any payments that could be nondeductible by reason of Section 280G (without regard to subsection
                           (b)(4) thereof) or 162(m) of the Code, nor will any Acquired Company be required to "gross up" or otherwise compensate any individual because of the imposition of any excise tax on such a payment to the individual.

         7.11 INTELLECTUAL PROPERTY. The Acquired Companies own, or possess adequate licenses or other rights to use (or will as of the Closing Date own or possess adequate licenses or other rights to use), all material Intellectual Property Rights currently used or necessary to conduct the Business as now operated by them. Without limitation to the foregoing, the Acquired Companies own (or will as of the Closing Date own) the trademarks and related Intellectual Property Rights described in Section 7.11 of the Seller Disclosure Schedule and those trademarks include the only material trademarks used in the Business (other than the Retained Intellectual Property). To the knowledge of Seller, and other than such infringements that would not have a Company Material Adverse Effect, (i) the Intellectual Property Rights of the Acquired Companies currently used to conduct the Business do not infringe upon any Intellectual Property Rights of others, and (ii) no third party is infringing on the Intellectual Property Rights of any of the Acquired Companies currently used to conduct the Business. For purposes of this Agreement, "Intellectual Property Right" means any trademark, service mark, trade name, mask work, copyright, patent, software license, data base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         7.12 ACTIONS AND PROCEEDINGS. As of the date hereof, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against any of the Acquired Companies other than those that would not have a Company Material Adverse Effect. As of the date hereof, there are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of Seller, threatened against any Acquired Company that, if adversely determined, would result, individually or in the aggregate, in a Company Material Adverse

                  Effect. As of the date hereof, none of the Acquired Companies nor any property or asset of any of them is subject to (other than as apply to the poultry industry in general) or in violation of any order, executive order, writ, stay, decree, judgment, determination, award or injunction that could reasonably be expected to have a Company Material Adverse Effect.

         7.13 COMPLIANCE WITH LAWS. As of the date hereof, except for such matters that would not have a Company Material Adverse Effect,
                  (i) each of the Acquired Companies holds, owns or possesses, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Authorities (other than Environmental Permits, which are exclusively provided for in Section 7.18) necessary for the conduct of their respective businesses and to own, lease and operate their respective properties (the "Company Permits"),
                  (ii) with respect to the Company Permits, no action or proceeding is pending or, to the knowledge of Seller, threatened, by any Governmental Authority, (iii) the Business is being conducted in compliance with all applicable Laws, and
                  (iv) no investigation or review by any Governmental Authority with respect to an Acquired Company is pending or, to the knowledge of Seller, threatened.

         7.14 MATERIAL CONTRACTS. The Seller Disclosure Schedule sets forth, as of the date hereof, a listing of all of the following written agreements to which any of the Acquired Companies is a party to or bound by: (a) employment agreement with an individual requiring payments of compensation in excess of $50,000 per year; (b) consulting agreement with an individual requiring payments of compensation in excess of $50,000 per year; (c) material distributor agreement which is not terminable on ninety (90) days' (or less) notice; (d) joint venture, partnership or similar contract or agreement or equity or debt investment agreements; (e) contracts which are terminable by the other party or parties thereto upon a change of control of an Acquired Company, other than such contracts the termination of which would not, individually or in the aggregate, have a Company Material Adverse Effect; (f) contracts or agreements that limit or purport to limit the ability of an Acquired Company to compete in any line of business or in any geographic area; (g) any contracts or agreements between or among any of the Acquired Companies, on the one hand, and Seller or its other Subsidiaries, on the other hand; (h) collective bargaining or labor agreements; (i) leases and licenses of, and options to purchase, real property pursuant to which an Acquired Company is required to pay or is entitled to receive (x) consideration in excess of $100,000 in any calendar year after December 31, 2002, or (y) consideration in excess of $200,000 in the aggregate over the remaining term of such lease; (j) agreements, notes, bonds, indentures or other instruments governing indebtedness for borrowed money, and any guarantee thereof or the pledge of any assets or other security therefor; (k) material requirements, "take or pay" or similar agreements relating to the Business;
                  (l) material powers of attorney or agency agreements of the Business; (m) material feed ingredient contracts or commodity future contracts, option contracts or similar agreements of the Business, including without limitation, all such agreements that extend beyond sixty (60) days from the date hereof; (n) material agreements or arrangements establishing, creating or relating to any rebate, promotion, advertising coupon or other allowance of the Business; (o) material toll processing, co-packing or similar agreement; or (p) other contract, agreement or arrangement involving an estimated total future payment or payments in excess of $1,000,000 (other than one time purchase orders with respect to raw materials and one time sales contracts relating to the sale of inventory, each in the ordinary course of business). The contracts required to be so listed are referred to herein as the "Company Material Contracts." With respect to all Company Material Contracts, (i) all such contracts are the valid and binding obligation of an Acquired Company in full force and effect, (ii) none of the Acquired Companies nor, to Seller's knowledge, any other party to any such Company Material Contract is in material breach thereof, or default thereunder, and (iii) there does not exist under any provision thereof, or any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such breaches, defaults and events which in the case of clauses (i), (ii) and (iii) would not, individually or in the aggregate, have a Company Material Adverse Effect. Seller has made available to Buyer true and correct copies of all Company Material Contracts.

         7.15 RELATED PARTY TRANSACTIONS. The Seller Disclosure Schedule sets forth a description of all material services provided by Seller or its Affiliates to the Business, as well as a description of material sales or purchase relationships between any of the Acquired Companies, on the one hand, and Seller, Seller's other Affiliates or, to the knowledge of Seller, the Acquired Companies' salaried employees having base compensation in excess of $50,000, on the other hand.

         7.16     LABOR RELATIONS.

                  7.16.1 Except as set forth in the Seller Disclosure Schedule, none of the Acquired

                           Companies is a party to any collective bargaining agreement or other labor union contract applicable to any Company Employees.

                  7.16.2 Except for such matters as would not have a Company Material Adverse Effect, as of the date hereof, there are no (i) labor strikes, disputes, slowdowns, representation or certification campaigns or work stoppages with respect to Company Employees pending, or to Seller's knowledge, threatened against or affecting the Business or any Acquired Company, (ii) grievance or arbitration proceedings, letter agreements or settlement agreements arising out of collective bargaining agreements to which an Acquired Company is a party, or (iii) unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statute) complaints pending or, to Seller's knowledge, threatened against an Acquired Company.

                  7.16.3 As of the date hereof, except for such matters as would not have a Company Material Adverse Effect, the Acquired Companies are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

                  7.16.4 Except for such matters as would not have a Company Material Adverse Effect, as of the date hereof, there are, with respect to the Acquired Companies, no lawsuits or pending administrative matters before any federal, state or local courts or agencies regarding violations or alleged violations of any federal, state or local wage and hour law or any federal, state or local law with respect to discrimination or harassment on the basis of sex, age, race, color, creed, national origin, religion, disability or any other protected characteristics under such federal, state or local law or involving allegations by any employee concerning alleged discrimination or harassment based on "whistleblower" claims involving allegations of fraud, corporate misconduct, financial mismanagement, environmental compliance or similar claims asserted under federal, state or local laws.

                  7.16.5 To Seller's knowledge, as of the date hereof, there is no activity involving any Company Employees seeking to certify a collective bargaining unit. To Seller's knowledge, as of the date hereof, except as described in the Seller Disclosure Schedule, no executive, key employee, or group of employees has any plans to terminate employment with any Acquired Company.

         7.17 EMPLOYEE PLANS. For purposes of this Section 7.17, and Sections 6 and 8.15, the term "Employee Plan" includes all pension, retirement, disability, medical, dental or other health insurance plans, sickness, disability, life insurance or other death benefit plans, profit sharing, deferred compensation, supplemental retirement plan, stock option, bonus or other incentive plans, stock purchase plans, vacation benefit plans, severance plans, employee assistance plans, or other employee benefit plans or arrangements, including, without limitation, any "pension plan" ("Pension Plan") as defined in Section 3(2) of ERISA, and any "welfare plan," as defined in Section 3(1) of ERISA, covering: (i) for purposes of this Section 7.17 and Section 6, the Company Employees, former employees, or their dependents, survivors or beneficiaries whether or not legally binding and for which Seller, its Affiliates or any of the Acquired Companies could reasonably have any Liabilities and (ii) for purposes of
                  Section 8.15, Buyer's employees, former employees, or their dependents, survivors or beneficiaries whether or not legally binding and for which Buyer and its Affiliates could reasonably have any Liabilities. "Employee Plan" shall not include any government sponsored employee benefit arrangements. Except as reflected in the Seller Disclosure Schedule or as would not have, individually or in the aggregate, a Company Material Adverse Effect:

                  7.17.1 The Seller Disclosure Schedule identifies all of the Employee Plans.

                  7.17.2 The Seller, the Acquired Companies, each Employee Plan, and the administrator and fiduciaries of each Employee Plan have complied in all material respects with all applicable legal requirements governing each Employee Plan including, but not limited to, the Code, ERISA, HIPAA and the changes made under the Sarbanes-Oxley Act of 2002. No lawsuits or complaints to, or by, any Person are pending with respect to any Employee Plan.

                  7.17.3 No Employee Plan is currently under audit, examination or investigation by any government agency, including but not limited to the IRS, the SEC or the DOL.

                  7.17.4 To the best of Seller's knowledge, neither Seller, its Affiliates, the Acquired Companies, an Employee Plan, nor an administrator or fiduciary of any Employee Plan has taken any action, or failed to take any action, that could subject it or him or her or any other Person to any liability for any excise tax, fine or other penalty under applicable laws or for breach of fiduciary duty under ERISA or the Code with respect to or in connection with any Employee Plan.

                  7.17.5 Neither Seller, their Affiliates, the Acquired Companies, an Employee Plan, an administrator or fiduciary of any Employee Plan, nor any other Person has any liability to any Employee Plan participant, beneficiary or other Person under any provision of ERISA, the Code or any other applicable law by reason of any payment of benefits or other amounts or failure to pay benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights (such as, but not limited to, vesting rights) with respect to benefits under or in connection with any Employee Plan. Neither Seller, their Affiliates nor any of the Acquired Companies is in arrears with respect to any contributions under or premiums payable for any Employee Plan.

                  7.17.6 Each Pension Plan is qualified under Section 401(a) of the Code, and the trust or trusts maintained in connection with such Pension Plan is or are exempt from tax under Section 501(a) of the Code. A favorable IRS determination letter as to the qualification under the Code has been received for each such Pension Plan and its related trust or trusts and has been, or will be, timely amended for the recent tax changes commonly referred to as "GUST," since the date of such determination letter there are no circumstances that are likely to adversely affect the qualification of such Pension Plans, and each such Pension Plan has been, or will be, timely amended to comply with the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001.

                  7.17.7 The Acquired Companies are not and have not at any time during the last six (6) years been a participating employer in or has contributed to any multiemployer plan (as defined in Section 3(37) of ERISA) ("Multiemployer Plan"), or incurred any withdrawal liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan that has not been satisfied in full or has any potential withdrawal liability.

                  7.17.8 None of the Pension Plans have incurred an "accumulated funding deficiency" as defined in
                           Section 412 of the Code, whether or not waived. Seller has no knowledge with respect to any Multiemployer Plan covering Company Employees that has incurred an accumulated funding deficiency to which it or the Acquired Companies are contributing.

                  7.17.9 No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Acquired Companies either directly or indirectly with respect to any ongoing, frozen or terminated "single employer plan," within the meaning of Section 4001(a)(14) of ERISA.

                  7.17.10 All accrued obligations of the Acquired Companies for payments by it to trust or other funds or to any governmental or administrative agency, with respect to pension benefits, unemployment compensation benefits, social security benefits or any other benefits for employees of the Acquired Companies have been paid or adequate accruals therefore have been made in the Financial Statements, and none of the foregoing has been rendered not due by reason of any extension, whether at the request of any of the Acquired Companies or otherwise.

                  7.17.11 The Acquired Companies are in material compliance with the requirements of Sections 162(k) (to the extent applicable prior to its amendment by the Technical and Miscellaneous Revenue Act of 1988) and 4980B of the Code and Section 601 of ERISA and no event or condition exists with respect to any welfare plan that could subject the Acquired Companies to any tax under the foregoing sections of the Code and ERISA.

                  7.17.12 With respect to each Employee Plan, except for Employee Plans for which Seller is the plan sponsor as of the Closing Date, Seller has delivered to Buyer complete and correct copies of the following documents, as applicable: (i) the most recent (and prior two (2) years') annual report (Form 5500) together with 3 years' schedules, as required, filed with the IRS or DOL, and any financial statements and opinions required by Section 103(a)(3) of ERISA or, for each "top-hat" plan, a copy of all filings with the DOL; (ii) the most recent determination letter issued by the IRS; (iii) plan documents, including amendments, trust agreement and the most recent summary plan description and all modifications; and
                           (iv) the most recent actuarial valuation, study or estimate of any retiree medical, life insurance or supplemental retirement benefits plan. Notwithstanding the preceding, Seller shall not be required to provide Form 5500's and related schedules which Seller does not have with respect to the Chattanooga Plan.

                  7.17.13 Neither Seller, its Affiliates, nor any of the Acquired Companies has any obligation to provide post-retirement medical or other benefits to the Company Employees or former employees of the Acquired Companies or their survivors, dependents and beneficiaries, except as may be required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medical benefits continuation law, and Seller, its Affiliates and the Acquired Companies may terminate any such post-retirement medical or other benefits upon thirty
                           (30) days' notice or less without any liability therefore.

                  7.17.14 Seller and the Acquired Companies have no obligation to any former employee, or any Company Employee under any Employee Plan or otherwise, other than as disclosed in the Seller Disclosure Schedule to this
                           Section 7.17, and any Employee Plan may be terminated as of or after the Closing Date without resulting in any liability to Buyer for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

7.18 ENVIRONMENTAL. Except for immaterial items and except for items reflected in any Environmental Site Assessments or in the Seller Disclosure Schedule, as of the date hereof:

         (a) The Acquired Companies possess all environmental, health and safety permits, licenses and governmental authorizations (collectively, "Environmental Permits") necessary under applicable Environmental Laws to conduct their business and operations as currently conducted.

         (b) The Acquired Companies are, and at all times have been, in compliance with and have not been and are not in violation of or liable under any applicable Environmental Laws and Environmental Permits, and none of the Acquired Companies has received any written communication from any Person that alleges that any of the Acquired Companies is not in such compliance.

         (c) There are no Environmental Claims pending or, to Seller's knowledge, threatened, against any of the Acquired Companies, in either case arising out of (i) any real property currently or formerly owned, leased or operated by any of the Acquired Companies, (ii) any current or former operations of any of the Acquired Companies, or (iii) any other properties and assets (whether real, personal or mixed) in which any of the Acquired Companies has or had an interest.

         (d) None of the Acquired Companies has retained, or assumed, either contractually or by operation of law, any liabilities of which Seller has knowledge arising under applicable Environmental Laws or Environmental Permits.

         (e)      (i)      "Environmental Claims" means any and all
                           administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (in each case in writing) by any Person, alleging noncompliance, violation or potential liability (including potential responsibility or liability for costs of enforcement, investigation, cleanup, governmental response, removal or remediation, for natural resources damages, property damage, personal injuries or penalties or for contribution, indemnification, cost recovery, compensation or injunctive relief) arising out of, or related to (x) the presence, Release or threatened
                           Release of any Hazardous Materials, or (y) circumstances forming the basis of any violation or alleged violation of, or liability under, any Environmental Law or Environmental Permit.

                           (ii) "Environmental Laws" mean all foreign, federal, state and local laws, rules, regulations, orders, decrees, common law, judgments or binding agreements existing as of the date hereof issued, promulgated or entered into by or with any Governmental Authority, relating to pollution, the environment (including ambient air, surface water, groundwater, soil, land surface or subsurface strata and any other similar medium or natural resource) or protection of human health as it relates to the environment, including laws and regulations relating to Releases or threatened Releases of Hazardous Materials, the prevention or reduction to acceptable levels the Release of Hazardous Materials into the Environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, transport, handling of or exposure to Hazardous Materials. "Environmental Laws" shall also include, but not by way of limitation, the U.S. Comprehensive Environmental Response,
                                    Compensation and Liability Act (CERCLA).

                           (iii) "Hazardous Materials" means: (x) any petroleum or petroleum products, derivatives, fractions or wastes, radioactive materials, wastes or mixtures, asbestos-containing materials and polychlorinated biphenyls; and (y) any other chemical, material, substance or waste the generation, manufacture, processing, distribution, possession, use, treatment, storage or Release of which is prohibited, limited or regulated under any applicable Environmental Law, or defined, designated or classified as hazardous, toxic, a pollutant or a contaminant under any applicable Environmental Law.

                           (iv)     "Release" means any release, spill,
                                    emission, leaking, dumping, injection,
                                    pouring, deposit, disposal, discharge,
                                    dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, soil, land surface or subsurface strata, any other similar medium or natural resource) or within any building, structure or facility.

                  (f) This Section 7.18 contains the exclusive representations and warranties of Seller with regard to Environmental Claims, Environmental Laws, Environmental Permits and any other environmental matters in this Agreement.

         7.19 SUFFICIENCY OF ASSETS. Except for the services to be provided pursuant to the Transition Services Agreement, and except for the assets, systems and personnel utilized by Seller or its Affiliates to provide the services pursuant to the Transition

                  Services Agreement, upon consummation of the transactions contemplated under this Agreement, the Acquired Companies, collectively, shall have in all material respects all the personnel, assets, properties, agreements, licenses and services necessary and presently utilized to conduct the Business as presently conducted. Upon consummation of the transactions contemplated by this Agreement, the Acquired Companies will have good and, in the case of real property, marketable title to all material properties, material agreements, material licenses and other material assets owned by Seller and its Affiliates and utilized exclusively in the Business, except for Intellectual Property Rights, which are covered by the representations in Section 7.11, and will have all of the books, records, correspondence, files, customer and vendor lists, sales materials and other data used by Seller's management team based out of Duluth, Georgia or primarily relating to the Business.

         7.20 ABSENCE OF LIENS. Except for assets disposed of in the ordinary course of business, each of the Acquired Companies has valid title to or a valid leasehold in, or a contractual or common law right to use, each item of tangible personal property used in the conduct of the Business, free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances described in Section 7.21 of the Seller Disclosure Schedule.

         7.21     REAL ESTATE.

                  (a) The Seller Disclosure Schedule sets forth a list and description of all material real property owned in fee by the Acquired Companies (the "Owned Real Property"). With respect to each such parcel of Owned Real Property:

                           (i) an Acquired Company has good and marketable title to the parcel of Owned Real Property, free and clear of any Encumbrance, except for Permitted Encumbrances and Encumbrances described in Section 7.21 of the Seller Disclosure Schedule;

                           (ii) as of the date hereof, there are no pending or, to Seller's knowledge, threatened condemnation, expropriation, eminent domain or other similar proceedings, lawsuits or administrative actions relating to the Owned Real Property which materially and adversely affect the current use or occupancy thereof;

                           (iii) there are no outstanding written or, to Seller's knowledge, oral rights, agreements, options or rights of first refusal to purchase the parcel of Owned Real Property, or any portion thereof or interest therein, which have been granted to any other Person;

                           (iv) to Seller's knowledge, there are no parties (other than the Acquired Companies) in possession of or holding any rights to take possession of the parcel of Owned Real Property; and

                           (v) except for any matter which would not materially adversely affect the current use of a parcel of Owned Real Property, to Seller's knowledge, (a) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, (b) the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, (c) the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and
                                    (d) the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained.

                  (b) The Seller Disclosure Schedule sets forth a list and description of all material real property leased or subleased to the Acquired Companies. Seller has delivered to Buyer correct and complete copies of the leases and subleases listed in the Seller Disclosure Schedule. With respect to each such lease and sublease, except as disclosed in the Seller Disclosure Schedule:

                           (i) to Seller's knowledge, such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) to Seller's knowledge, such lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) as of the date hereof, none of the Acquired Companies nor, to Seller's knowledge, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) to Seller's knowledge, no party to the lease or sublease has repudiated any provision thereof;

                           (v) as of the date hereof, there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (vi) to Seller's knowledge, with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease; and

                           (vii) none of the Acquired Companies has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

         7.22 BROKERS AND FINDERS. Except for Gleacher & Co., Seller has not employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

         7.23 INVENTORY. Except for such matters that would not have a Company Material Adverse Effect, to Seller's knowledge, the inventory of the Acquired Companies consists of live, raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to applicable reserves. Since April 20, 2003, the inventory of the Acquired Companies has been maintained in all material respects at levels in the ordinary course of business. The inventory of the Acquired Companies existing on the date of the Interim Financials was recorded on the Interim Financials at the lower of its cost or its market value consistent with poultry industry practices.

         7.24     CUSTOMERS. The Seller Disclosure Schedule sets forth a list of
                  (a) as of the end of the Acquired Companies' three (3) fiscal years ended May 27, 2001, May 26, 2002 and May 25, 2003, respectively, the Business' top 25 customers determined by chicken product sales during such year (the "Major Customers") and (b) for the Acquired Companies' fiscal year ended May 25, 2003, by facility, the amount of revenue and type of product generating such revenue attributable to sales by the Business to operations of Seller that do not constitute the Business (including the Retained Business). Seller has previously provided to Buyer a schedule of each of the Business' long-term pricing commitments for the Major Customers for the fiscal year ending May 30, 2004 in effect as of the date of this Agreement, and no material reduction in any such commitment has occurred between February 23, 2003 and the date of this Agreement. Except as indicated in the Seller Disclosure Schedule, none of the Business' top 25 customers, determined by outstanding receivables as of February 23, 2003, has terminated or materially altered its relationship with the Acquired Companies between February 23, 2003 and the date of this Agreement, or, to Seller's knowledge, threatened to do so or otherwise notified any Acquired Company of its intention to do so, and there has been no material dispute with any of such customers between February 23, 2003 and the date of this Agreement.

         7.25 NO OTHER BUSINESS. As of the Closing, the Acquired Companies will not have (a) any material amount of assets or Liabilities that do not primarily relate to the Business or (b) any employees that have not historically spent substantially all of their time performing services for the Business

         7.26 OSHA MATTERS. As of the date hereof, there are no pending citations against the Acquired Companies under any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, or any program, whether government or private, designed to provide safe and healthful working conditions, including the Occupational Safety and Health Act (OSHA) (collectively, "OSHA Laws") or state equivalent other than those that would not have a Company Material Adverse Effect. As of the date hereof, to Seller's knowledge, none of the Acquired Companies is in violation of any OSHA Laws that could reasonably be expected to have a Company Material Adverse Effect. This Section 7.26 contains the exclusive representations and warranties of Seller with regard to OSHA Laws, and any violation thereof or other matter related thereto, in this Agreement.

8. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as set forth below. Such representations and warranties are made subject to those matters set forth in the Buyer Disclosure Schedule dated as of the date hereof and delivered as a separate document (the "Buyer Disclosure Schedule") in the manner provided for in the introductory paragraph of the Buyer Disclosure Schedule and those matters set forth in the schedules are subject to the terms of Section 14.11.

         8.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to carry on its business as it is now being conducted. Buyer is qualified to conduct business in all jurisdictions in which such qualification or authorization is required or necessary, except for those jurisdictions in which failure to be so qualified or authorized has not had and will not have a Buyer Material Adverse Effect.

         8.2 CERTIFICATE AND BY-LAWS. Buyer has previously made available to Seller complete and correct copies of Buyer's Charter Documents. Except for the amendment to Buyer's certificate of incorporation contemplated by Section 9.2.1, such Charter Documents have not been further amended and are in full force and effect. The Buyer Disclosure Schedule contains a complete and accurate list of all officers and directors of Buyer and its Subsidiaries.

         8.3 CAPITALIZATION. The authorized capital stock of Buyer consists solely of (i) 100,000,000 shares of Class A Common Stock, par value $.01 per share, constituting Buyer Class A Common Stock,
                  (ii) 60,000,000 shares of Class B Common Stock, $.01 par value, constituting Buyer Class B Common Stock, and (iii) 5,000,000 shares of Preferred Stock. The Buyer Class A Common Stock, together with Buyer Class B Common Stock, is referred to as the "Buyer Capital Stock." As of March 29, 2003, 13,523,429 shares of Buyer Class A Common Stock were issued and outstanding, 27,589,250 shares of Buyer Class B Common Stock were issued and outstanding, no shares of Buyer's Preferred Stock were issued and outstanding, and no shares of Buyer Capital Stock or Buyer's Preferred Stock were reserved for issuance upon the exercise of outstanding options to purchase Buyer Capital Stock. Buyer's Class A Common Stock is duly listed for trading on the New York Stock Exchange and trades independently of and from Buyer's Class B Common Stock.

         8.4      CORPORATE AUTHORIZATION; BINDING EFFECT.

                  (a) Buyer has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer have been duly authorized by its Board of Directors. This Agreement constitutes, and the Ancillary Agreements when executed by Buyer will constitute, the valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

                  (b) Prior to the execution and delivery of this Agreement, the Board of Directors of Buyer (at a meeting duly called and held) has (i) approved this Agreement and the transactions contemplated hereby,
                           (ii) approved the issuance of the Shares to Seller in accordance with this Agreement, (iii) directed and authorized a meeting of the stockholders of Buyer for the purpose of approving the issuance of the Shares, and (iv) determined that the transactions contemplated hereby are fair to and in the best interests of the holders of Buyer Capital Stock.

                  (c) Except as contemplated in Section 8.4(b), no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby.

         8.5 EFFECT OF AGREEMENT. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time or both, assuming compliance with the matters referred to in Section 8.6, (a) violate any Law to which Buyer is subject; (b) violate any judgment, order, writ or decree of any court applicable to Buyer; (c) conflict with or result in the violation of any provision of Buyer's Charter Documents, or (d) result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or any of its Subsidiaries is bound or affected, or result in the creation of any Encumbrance upon any of the properties or assets of Buyer or any of its Subsidiaries, other than any such violation, conflict, default, right, loss, cancellation or acceleration, or Encumbrance that, individually or in the aggregate, would not have a material adverse effect on the business, operations, financial condition, results of operations, or capitalization of Buyer or on the ability of Seller or Buyer to consummate the transactions contemplated by this Agreement.

         8.6 GOVERNMENT AUTHORIZATION. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Buyer or is necessary for the consummation of the transactions contemplated hereby except: (i) in connection, or in compliance, with the provisions of the Securities Act, the Exchange Act and any applicable state securities or "blue sky" law, (ii) under the HSR Act, (iii) in connection, or in compliance with the provisions of federal, state and local tax laws, and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not have a material adverse effect on the business, operations, financial condition, results of operations or capitalization of Buyer, or prevent the consummation of the transactions contemplated hereby.

         8.7 NO OPTIONS, WARRANTS, RIGHTS. Buyer does not have outstanding Equity Securities other than the Buyer Capital Stock. Neither Buyer nor any of its Subsidiaries has any outstanding commitments to issue or sell any Equity Securities, and no securities or obligations evidencing any such right are outstanding. There are no outstanding obligations, written or otherwise, of Buyer or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Buyer Capital Stock. There are no preemptive rights in respect of any Buyer Capital Stock. Neither Buyer nor any of its Subsidiaries owns any Equity Securities of any Person other than its Subsidiaries. Buyer is not a party to any agreements, arrangements or understandings with respect to the voting, transfer or assignment of the Buyer Capital Stock.

         8.8      SUBSIDIARIES.

                  8.8.1 Buyer's Subsidiaries and their respective jurisdictions of incorporation are identified on the Buyer Disclosure Schedule. Each Subsidiary of Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and each has the corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Each Subsidiary of Buyer is qualified to conduct its business in all jurisdictions in which such qualification or authorization is required, except for those jurisdictions in which failure to be so qualified or authorized would not have a Buyer Material Adverse Effect.

                  8.8.2 Except as identified on the Buyer Disclosure Schedule, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of Buyer, is owned by Buyer, free and clear of all claims, options, charges and Encumbrances, and all of the outstanding shares of capital stock or other equity interests of each Subsidiary of Buyer are validly issued, fully paid and nonassessable.

         8.9 CONDUCT OF BUSINESS SINCE MARCH 29, 2003. Since March 29, 2003 and except for transactions contemplated herein or set forth on the Buyer Disclosure Schedule:

                  8.9.1    There has not been a Buyer Material Adverse Effect.

                  8.9.2 No event has occurred that would have been prevented by Section 9.2.1 if the terms of said Section had been in effect as of and after March 29, 2003.

                  8.9.3 Neither Buyer nor any of its Subsidiaries has incurred or assumed any indebtedness for borrowed funds or purchase money indebtedness, or assumed, guaranteed, endorsed or otherwise become liable or responsible (either directly, contingently or otherwise) for the obligations of any other Person, except in respect of such assumption, guarantees or endorsements for such amounts that are incurred in the ordinary course of Buyer's business.

         8.10 SEC DOCUMENTS AND OTHER REPORTS. Buyer has filed all documents required to be filed by it and its Subsidiaries with the SEC since September 28, 2000 (the "Buyer SEC Documents"). As of their respective dates, or if amended as of the date of the last such amendment, the Buyer SEC Documents complied, and all documents required to be filed by Buyer with the SEC after the date hereof and prior to the Effective Time ("Subsequent Buyer SEC Documents") will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder. The consolidated financial statements (including related notes) of Buyer included in the Buyer SEC Documents fairly present in all material respects, and the consolidated financial statements (including related notes) of Buyer included in the Subsequent Buyer SEC Documents will fairly present in all material respects, the consolidated financial position of Buyer and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder) in conformity with GAAP (except in the case of the unaudited statements) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since September 28, 2002, Buyer has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP or disclosed in the Buyer SEC Documents. Except for such matters that would not have a Buyer Material Adverse Effect, (i) the receivables of Buyer, as reflected on the latest financial statements included in the Buyer SEC Documents or created subsequent to the date of such financial statements were created in the ordinary course of Buyer's business, (ii) to the knowledge of Buyer and subject to any reserves established therefor in such financial statements, will be collected in accordance with their terms and at their recorded amounts, in accordance with Buyer's prior practices, and (iii) between the date of such financial statements and the date hereof, to the knowledge of Buyer, neither Buyer nor any of its Affiliates has (a) permitted or agreed to any extension in the time for payment of receivables relating to its business other than in the ordinary course of business and consistent with past practice or (b) changed its policies or practices with respect to the extension of credit to customers of Buyer other than in the ordinary course of business and consistent with past practice.

         8.11 ACTIONS AND PROCEEDINGS. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Authority against Buyer or any of its Subsidiaries other than those that would not have a Buyer Material Adverse Effect. Except as disclosed in the SEC Documents filed prior to the date hereof, there are no actions, suits or legal, administrative, regulatory or arbitration proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries that, if adversely determined, would result, individually or in the aggregate, in a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries nor any property or asset of Buyer or any of its Subsidiaries is subject to (other than as apply to the poultry industry in general) or in violation of any order, executive order, writ, stay, decree, judgment, determination, award or injunction that could reasonably be expected to have a Buyer Material Adverse Effect.

         8.12 COMPLIANCE WITH LAWS. Except for such matters that would not have a Buyer Material Adverse Effect, (i) Buyer holds, owns or possesses, and is in compliance with the terms of, all permits, licenses, exemptions, orders and approvals of all Governmental Authorities (other than Environmental Permits, which are exclusively provided for in Section 8.16) necessary for the conduct of its businesses and to own, lease and operate its properties (the "Buyer Permits"), (ii) with respect to the Buyer Permits, no action or proceeding is pending or, to the knowledge of Buyer, threatened by any Governmental Authority, (iii) Buyer's business is being conducted in compliance with all applicable Laws, and (iv) no investigation or review by any Governmental Authority with respect to Buyer is pending or, to the knowledge of Buyer, threatened, in each case, other than disclosed on the Buyer Disclosure Schedule.

         8.13 MATERIAL CONTRACTS. The Buyer Disclosure Schedule sets forth, as of the date hereof, a listing of all of the following written (or, to the knowledge of Buyer, oral) agreements to which Buyer or any of its Subsidiaries is a party to or bound by: (a)
                  employment agreement with an individual requiring payments of compensation in excess of $50,000 per year; (b) consulting agreement with an individual requiring payments of compensation in excess of $50,000 per year; (c) material distributor agreement which is not terminable on ninety (90) days' (or less) notice; (d) joint venture, partnership or similar contract or agreement or equity or debt investment agreements; (e) contracts which are terminable by the other party or parties thereto upon a change of control of Buyer, other than such contracts the termination of which would not, individually or in the aggregate, have a Buyer Material Adverse Effect; (f) contracts or agreements that limit or purport to limit the ability of Buyer or any of its Subsidiaries to compete in any line of business or in any geographic area; (g) collective bargaining or labor agreements; (h) leases of real property pursuant to which Buyer or any of its Subsidiaries is entitled to receive (x) consideration in excess of $100,000 in any calendar year after December 31, 2002, or (y) consideration in excess of $200,000 in the aggregate over the remaining term of such lease; (i) agreements, notes, bonds, indentures or other instruments governing indebtedness for borrowed money, and any guarantee thereof or the pledge of any assets or other security therefore; (j) material requirements, "take or pay" or similar agreements; (k) material powers of attorney or agency agreements; (l) material feed ingredient contracts or commodity future contracts, option contracts or similar agreements, including without limitation, all such agreements that extend beyond sixty (60) days from the date hereof; (m) material agreements or arrangements establishing, creating or relating to any rebate, promotion, advertising coupon or other allowance; (n) material toll processing, co-packing or similar agreement; or (o) other contract, agreement or arrangement, involving an estimated total future payment or payments in excess of $1,000,000 (other than one time purchase orders with respect to raw materials and one time sales contracts relating to the sale of inventory, each in the ordinary course of business). The contracts required to be so listed are referred to herein as the "Buyer Material Contracts." With respect to all Buyer Material Contracts, (i) all such contracts are the valid and binding obligations of Buyer in full force and effect, (ii) neither Buyer nor any of its Subsidiaries nor, to Buyer's knowledge, any other party to any such Buyer Material Contract is in breach thereof, or default thereunder, and (iii) there does not exist under any provision thereof, or any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default except for such breaches, defaults and events which in the case of clauses (i), (ii) and (iii) would not, individually or in the aggregate, have a Buyer Material Adverse Effect. Buyer has made available to Seller true and correct copies of all Buyer Material Contracts.

         8.14     LABOR RELATIONS.

                  8.14.1 Except as set forth in the Buyer Disclosure Schedule, neither Buyer nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Buyer or any of its Subsidiaries.

                  8.14.2 Except for such matters as would not have a Buyer Material Adverse Effect, there are no (i) labor strikes, disputes, slowdowns, representation or certification campaigns or work stoppages pending, or to Buyer's knowledge, threatened against or affecting Buyer or any of its Subsidiaries, (ii) grievance or arbitration proceedings, letter agreements or settlement agreements arising out of collective bargaining agreements to which Buyer or any of its Subsidiaries is a party, or (iii) unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statute) complaints pending or, to Buyer's knowledge, threatened against Buyer or any of its Subsidiaries.

                  8.14.3 Except for such matters as would not have a Buyer Material Adverse Effect, Buyer and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

                  8.14.4 Except for such matters as would not have a Buyer Material Adverse Effect, there are, with respect to Buyer and its Subsidiaries, no lawsuits or pending administrative matters before any federal, state or local courts or agencies regarding violations or alleged violations of any federal, state or local wage and hour law or any federal, state or local law with respect to discrimination or harassment on the basis of sex, age, race, color, creed, national origin, disability, religion or any other protected characteristics under such federal, state or local law or involving allegations by any employee concerning alleged discrimination or harassment based on "whistleblower" claims involving allegations of fraud, corporate misconduct, financial mismanagement, environmental compliance or similar claims asserted under federal, state or local laws.

                  8.14.5 To Buyer's knowledge, as of the date hereof, there is no activity involving any employees seeking to certify a collective bargaining unit. To Buyer's knowledge, as of the date hereof, except as described in the Buyer Disclosure Schedule, no executive, key employee, or group of employees has any plans to terminate employment with Buyer or its Subsidiaries.

         8.15 EMPLOYEE PLANS. Except as reflected in the Buyer Disclosure Schedule or as would not have, individually or in the aggregate, a Buyer Material Adverse Effect:

                  8.15.1 The Buyer Disclosure Schedule sets forth the Employee Plans maintained by Buyer or any Subsidiary of Buyer.

                  8.15.2 Buyer, each Employee Plan, and the administrator and fiduciaries of each Employee Plan have complied in all material respects with all applicable legal requirements governing each Employee Plan, including, but not limited to, the Code, ERISA, HIPAA and the changes made under the Sarbanes-Oxley Act of 2002. No lawsuits or complaints to, or by, any Person are pending with respect to any Employee Plan.

                  8.15.3 No Employee Plan is currently under audit, examination or investigation by any government agency, including but not limited to the IRS, the SEC or the DOL.

                  8.15.4 To the best of Buyer's knowledge, neither Buyer, its Affiliates, an Employee Plan, nor an administrator or fiduciary of any Employee Plan has taken any action, or failed to take any action, that could subject it or him or her or any other Person to any liability for any excise tax, fine or other penalty under applicable laws or for breach of fiduciary duty under ERISA or the Code with respect to or in connection with any Employee Plan.

                  8.15.5 Neither Buyer, its Affiliates, an Employee Plan, an administrator or fiduciary of any Employee Plan, nor any other Person has any liability to any Employee Plan participant, beneficiary or other Person under any provision of ERISA, the Code or any other applicable law by reason of any payment of benefits or other amounts or failure to pay benefits or any other amounts, or by reason of any credit or failure to give credit for any benefits or rights (such as, but not limited to, vesting rights) with respect to benefits under or in connection with an Employee Plan. Neither Buyer nor its Affiliates is in arrears with respect to any contributions under or premiums payable for any Employee Plan.

                  8.15.6 Each funded Employee Plan that is a Pension Plan is qualified under Section 401(a) of the Code, and the trust or trusts maintained in connection with such Employee Plan is or are exempt from tax under Section 501(a) of the Code. A favorable IRS determination letter as to the qualification under the Code has been received for each such Pension Plan. A favorable IRS determination letter as to the qualification under the Code has been received for each such Pension Plan and its related trust or trusts and has been or will be timely amended for the recent tax changes commonly referred to as "GUST", since the date of such determination letter there are not circumstances that are likely to adversely affect the qualification of such Pension Plans, and each such Pension Plan has been or will be timely amended to comply with the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001.

                  8.15.7 Buyer is not a participating employer in any Multiemployer Plan (as defined in Section 3(37) of ERISA).

                  8.15.8 No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Buyer of its Affiliates either directly or indirectly with respect to any ongoing, frozen or terminated "single employer plan", within the meaning of Section 4001(a)(14) of ERISA.

                  8.15.9 All accrued obligations of Buyer or its Affiliates for payments by it to trust or other funds or to any governmental or administrative agency, with respect to pension benefits, unemployment compensation benefits, social security benefits or any other benefits for employees of Buyer and its Affiliates have been paid or adequate accruals therefore have been made in Buyer's financial statements, and none of the foregoing has been rendered not due by reason of any extension, whether at the request of any of Buyer, its Affiliates or otherwise.

                  8.15.10 Buyer and its Affiliates are in material compliance with the requirements of Sections 162(k) (to the extent applicable prior to its amendment by the Technical and Miscellaneous Revenue Act of 1988) and 4980B of the Code and Section 601 of ERISA and no event or condition exists with respect to any welfare plan that could subject Buyer or its Affiliates to any tax under the foregoing sections of the Code and ERISA.

                  8.15.11 Neither Buyer nor its Affiliates has any obligation to provide post-retirement medical or other benefits, except as may be required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medical benefits continuation law, and Buyer and its Affiliates may terminate any such post-retirement medical or other benefits upon thirty (30) days' notice or less without any liability therefore.

         8.16 ENVIRONMENTAL. Except as reflected in any environmental site assessments made available to Seller, as are immaterial, or as reflected in the Buyer Disclosure Schedule:

                  (a) Buyer and its Subsidiaries possess all Environmental Permits necessary under applicable Environmental Laws to conduct their business and operations as currently conducted.

                  (b) Buyer and its Subsidiaries are, and at all times have been, in compliance with and have not been and are not in violation of or liable under any applicable Environmental Laws and Environmental Permits, and none of Buyer and its Subsidiaries has received any written communication from any Person that alleges that Buyer and its Subsidiaries is not in such compliance.

                  (c) There are no Environmental Claims pending or, to Buyer's knowledge, threatened, against any of Buyer and its Subsidiaries in either case arising out of
                           (i) any real property currently or formerly owned, leased or operated by any of Buyer and its Subsidiaries, (ii) any current or former operations of any of Buyer and its Subsidiaries, or (iii) any other properties and assets (whether real, personal or mixed) in which any of Buyer and its Subsidiaries has or had an interest.

                  (d) None of Buyer and its Subsidiaries has retained, or assumed, either contractually or by operation of law, any liabilities of which Buyer has knowledge arising under applicable Environmental Laws or Environmental Permits.

                  (e) This Section 8.16 contains the exclusive representations and warranties of Buyer with regard to Environmental Claims, Environmental Laws, Environmental Permits and any other environmental matters in this Agreement.

         8.17 ABSENCE OF LIENS. Except for assets disposed of in the ordinary course of business, Buyer and each of its Subsidiaries has valid title to or a valid leasehold in, or a contractual or common law right to use, each item of tangible personal property used in the conduct of Buyer's business free and clear of any Encumbrances, other than Permitted Encumbrances and Encumbrances described in Section 8.17 of the Buyer Disclosure Schedule.

         8.18     REAL ESTATE.

                  (a) The Buyer Disclosure Schedule sets forth a list and description of all material real property owned in fee by Buyer or any of its Subsidiaries (the "Buyer Owned Real Property"). With respect to each such parcel of Buyer Owned Real Property:

                           (i) Buyer or any of its Subsidiaries has good and marketable title to the parcel of Buyer Owned Real Property, free and clear of any

                                    Encumbrance, except for Permitted
                                    Encumbrances and Encumbrances described in
                                    Section 8.18(a)(i) of the Buyer Disclosure
                                    Schedule;

                           (ii)     there are no pending or, to Buyer's
                                    knowledge, threatened condemnation,
                                    expropriation, eminent domain or other
                                    similar proceedings, lawsuits or
                                    administrative actions relating to the Buyer
                                    Owned Real Property which materially and adversely affect the current use or occupancy thereof;

                           (iii) there are no outstanding written or, to Buyer's knowledge, oral rights, agreements, options or rights of first refusal to purchase the parcel of Buyer Owned Real Property, or any portion thereof or interest therein, which have been granted to any other Person;

                           (iv)     to Buyer's knowledge, except as described in
                                    Section 8.18(a)(iv) of the Buyer Disclosure
                                    Schedule, there are no parties (other than Buyer or any of its Subsidiaries) in possession of or holding any rights to take possession of the parcel of Buyer Owned Real Property; and

                           (v) except for any matter which would not materially adversely affect the current use of a parcel of Buyer Owned Real Property, to Buyer's knowledge, (a) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately,
                                    (b) the buildings and improvements are
                                    located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, (c) the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and (d) the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained.

                  (b) The Buyer Disclosure Schedule sets forth a list and description of all material real property leased or subleased to Buyer or any of its Subsidiaries. Buyer has made available to Seller correct and complete copies of the leases and subleases listed in the Buyer Disclosure Schedule. With respect to each such lease and sublease, except as disclosed in the Buyer Disclosure Schedule:

                           (i) to Buyer's knowledge, such lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                           (ii) to Buyer's knowledge, such lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii) neither Buyer, its Subsidiaries, nor, to Buyer's knowledge, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                           (iv) to Buyer's knowledge, no party to the lease or sublease has repudiated any provision thereof;

                           (v) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (vi) to Buyer's knowledge, with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease; and

                           (vii) neither Buyer nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold.

         8.19 PROXY STATEMENT. The proxy statement to be distributed in connection with Buyer's meeting of stockholders to vote upon the issuance of the Shares pursuant to this Agreement (the "Proxy Statement") will comply as to form in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, Buyer makes no representation with respect to any statement in the foregoing documents based upon information about Seller or the Acquired Companies supplied by Seller for inclusion therein.

         8.20 BROKERS AND FINDERS. Except for Credit Suisse First Boston LLC and Houlihan

                  Lokey Howard & Zukin Financial Advisors, Inc., Buyer has not employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

         8.21 FINANCING. Buyer has obtained all financing, bank consents and bank authorizations necessary to consummate the transactions contemplated hereunder as long as the Purchase Price does not exceed $600,000,000.

         8.22 INVENTORY. Except for such matters that would not have a Buyer Material Adverse Effect, to Buyer's knowledge, the inventory of Buyer consists of live, raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to applicable reserves. Since March 29, 2003, the inventory of Buyer has been maintained in all material respects at levels in the ordinary course of business. The inventory of Buyer existing on March 29, 2003 was recorded on the balance sheet of such date included in the Buyer SEC Documents at the lower of its cost or its market value consistent with poultry industry practices.

         8.23 CUSTOMERS. The Buyer Disclosure Schedule sets forth a list of as of the end of the Buyer's three (3) fiscal years ended September 30, 2000, September 29, 2001, and September 28, 2002, the top 25 customers determined by chicken product sales during such year (the "Buyer Major Customers"). Buyer has previously provided to Seller a schedule of each of the Buyer's long-term pricing commitments for the Buyer Major Customers for the fiscal year ending in September 2003 in effect as of the date of this Agreement, and no material reduction in any such commitment has occurred between March 29, 2003 and the date of this Agreement. Except as indicated in the Buyer Disclosure Schedule, none of Buyer's top 25 customers, determined by outstanding receivables as of March 29, 2003, has terminated or materially altered its relationship with the Buyer between March 29, 2003 and the date of this Agreement, or, to Buyer's knowledge, threatened to do so or otherwise notified Buyer of its intention to do so, and there has been no material dispute with any of such customers between March 29, 2003 and the date of this Agreement.

         8.24 INTELLECTUAL PROPERTY. Buyer owns, or possesses adequate licenses or other rights to use, all material Intellectual Property Rights currently used or necessary to conduct its business. Without limitation to the foregoing, Buyer owns the trademarks and related Intellectual Property Rights described in Section 8.24 of the Buyer Disclosure Schedule and those trademarks are the only material trademarks used in the business of Buyer. To the knowledge of Buyer, and other than such infringements that would not have a Buyer Material Adverse Effect, (i) the Intellectual Property Rights of the Buyer currently used to conduct its business do not infringe upon any Intellectual Property Rights of others, and (ii) no third party is infringing on the Intellectual Property Rights of Buyer currently used to conduct its business.

         8.25 OSHA MATTERS. There are no pending citations against Buyer under any OSHA Laws other than those that would not have a Buyer Material Adverse Effect. To

                  Buyer's knowledge, neither Buyer nor any of its Subsidiaries is in violation of any OSHA Laws that could reasonably be expected to have a Buyer Material Adverse Effect. This Section
                  8.25 contains the exclusive representations and warranties of Buyer with regard to OSHA Laws, and any violation thereof or other matter related thereto, in this Agreement.

         8.26     TAXES AND TAX RETURNS.

                  (a) With respect to the Buyer and its Subsidiaries; (i) all material Tax Returns required to be filed by them have been filed, (ii) all Taxes shown to be due on such returns have been paid or accrued, (iii) all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), have been paid or accrued. No Governmental Authority has asserted any material claim for Taxes, or to the Buyer's knowledge, has threatened to assert any material claim for Taxes.

                  (b) The statute of limitations has closed for all Tax Returns of the Buyer and its Subsidiaries.

                  (c) All material Taxes required by law to be withheld or collected with respect to the Buyer and its Subsidiaries have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment).

                  (d) There are no liens for Taxes upon the material assets of the Buyer and its Subsidiaries (other than Liens for Taxes that are not yet due and payable).

                  (e) None of the assets of the Buyer and its Subsidiaries are considered tax-exempt use property or tax-exempt bond financed property within the meaning of sections 168(g)(1)(B) or (C) of the Code.

                  (f) To Buyer's knowledge, none of the Buyer or its Subsidiaries has a material taxable presence in any jurisdiction where they do not file a Tax Return.

                  (g) The Buyer and its Subsidiaries have not made or become obligated to make, and will not as a result of the transactions contemplated hereby become obligated to make, any payments that could be nondeductible by reason of Section 280G (without regard to subsection
                           (b)(4) thereof) or 162(m) of the Code, nor will any of the Buyer or its Subsidiaries be required to "gross up" or otherwise compensate any individual because of the imposition of any excise tax on such a payment to the individual.

                  (h) To Buyer's knowledge, no facts or circumstances have occurred or failed to occur which would cause the inclusion of the suspense account (that Buyer established pursuant to Code Section 447(i)(1)) into the gross income of the Buyer or any member of its affiliated group other than ratably as provided by Code Section 447(i)(5), consistent with Buyer's past practice. In addition, the transactions contemplated in this Agreement will not cause the Buyer or its affiliated group to include the balance of such suspense account into gross income for Tax purposes.

         9.       COVENANTS.

         9.1      COVENANTS OF SELLER.

                  9.1.1 CONDUCT OF BUSINESS. During the period from the date hereof to the Closing Date, unless Buyer shall otherwise agree in writing or as contemplated by this Agreement or as necessary or appropriate to satisfy its obligations hereunder, Seller covenants that Seller and its Affiliates, including, without limitation, the Acquired Companies, shall (i) conduct and operate the Business in all material respects in the usual and ordinary course consistent with past practice, (ii) use reasonable commercial efforts to preserve intact the Business and its relationships with growers, suppliers, labor unions, customers and others having business dealings with them that are material to the Business, and (iii) use reasonable commercial efforts to keep available the services of the Business' present officers and key employees. Without limiting the generality of the foregoing, unless Buyer shall otherwise agree in writing (which agreement will not be unreasonably withheld) or as contemplated by this Agreement or as necessary or appropriate to satisfy its obligations hereunder, during the period from the date hereof to the Closing Date, Seller covenants that:

                           (a) none of the Acquired Companies shall adopt or propose any change in its Charter Documents;

                           (b) none of Seller or its Affiliates shall authorize for issuance, issue, deliver, sell, pledge, dispose of, encumber or grant any lien on, or authorize or propose the issuance, delivery, sale, pledge, disposition of, encumber or grant of any lien on, any shares of the capital stock of any Acquired Company, or other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities or voting securities or any other ownership interest in any of the Acquired Companies (or interest the value of which is derived by reference to any of the foregoing), or enter into any agreement with respect to any of the foregoing;

                           (c) none of the Acquired Companies shall acquire or agree to acquire any business or any corporation, partnership, association or other business, operation, organization or division thereof;

                           (d) subject to Section 9.4 hereof, none of Seller and its Affiliates shall sell, abandon or otherwise dispose of, or pledge, mortgage or otherwise encumber any material assets of the Business other than in the ordinary course of business;

                           (e) subject to Section 9.4 hereof, none of Seller and its Affiliates shall other than in the ordinary course of business, waive, release, grant or transfer any rights of material value relating to the Business;

                           (f) none of Seller and its Affiliates shall modify or amend, or waive any benefit of, any noncompetition agreement benefiting the Business;

                           (g) none of Seller and its Affiliates shall make any change in any method of financial accounting or financial accounting practice relating to the Business, except as required by applicable Law or to comply with GAAP;

                           (h) except as required by its terms or in the ordinary course of business, none of Seller and its Affiliates shall amend in any material respect, terminate, renew (except as contemplated by Section 9.1.1(p)) or renegotiate any Company Material Contract or default in any material respect (or take or omit to take any action that with or without the giving of notice or passage of time or both, would constitute a default in any material respect) under any Company Material Contract or, except as contemplated by
                                    Section 9.1.1(p), enter into any new
                                    contract which would have been deemed to be a Company Material Contract if it had been in effect on the date hereof;

                           (i) none of the Acquired Companies shall declare, issue or make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock or property, declare, issue or make any distribution or dividend to its stockholders in cash or in kind (except as otherwise contemplated by this Agreement) or split, combine, dividend, distribute or reclassify any shares of its capital stock;

                           (j) none of Seller and its Affiliates shall dispose of or permit to lapse any rights to the use of any material Intellectual Property Rights benefiting the Business, or disclose any such material Intellectual Property Rights not a matter of public knowledge, except for any such disclosure required by applicable Law or judicial process and disclosures made in the ordinary course of business;

                           (k) none of Seller and its Affiliates shall effect any increase in, amendment to or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan or collective bargaining agreement relating to employees of the Business;

                           (l) except in the ordinary course of business, and except as required by contracts in effect on the date hereof, none of Seller and its Affiliates shall effect any increase in compensation, bonus, severance or termination pay or other benefits payable to the employees of the Business;

                           (m) none of the Acquired Companies shall make any loan, advance or capital contribution to or investment in any Person in an aggregate amount in excess of $100,000 (excluding any loan, advance or capital contribution to, or investment in, any Acquired Company);

                           (n) none of the Acquired Companies shall incur or assume any indebtedness for borrowed funds (including obligations in respect of capital leases), assume, guarantee, endorse, or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other Person;

                           (o) none of Seller and its Affiliates shall change in any material respect its existing practices and procedures with respect to the extension of credit or collection of accounts receivable relating to the Business;

                           (p) none of Seller and its Affiliates will enter into, with respect to the Business, any fixed price agreement having a term greater than one (1) year and involving greater than $2,500,000 during the term of the contract;

                           (q) other than the routine replacement and repair of equipment and facilities in the ordinary course of business and capital expenditure commitments existing as of the date hereof, none of Seller and its Affiliates will make any individual capital expenditure on behalf of the Business in an amount in excess of $250,000;

                           (r) none of Seller and its Affiliates will make material changes in the production capabilities or capacities of the Business' production facilities; and

                           (s) agree or commit to do any of the actions prohibited by paragraphs (a) through (r) of this Section 9.1.1.

                  9.1.2 ACCESS TO INFORMATION. During the period from the date hereof until the Closing Date, Seller will, and will cause its Affiliates and their employees, officers, auditors and agents to, provide Buyer and Buyer's counsel, financial advisors, accountants and other authorized representatives (except to the extent not permitted under applicable Law or to the extent resulting in the waiver of attorney-client privilege, as advised by counsel) with reasonable access during normal business hours to the Business' books and records and properties, plants and personnel.

                  9.1.3 INTERIM FINANCIAL INFORMATION. During the period from the date hereof until the Closing Date, Seller shall promptly provide Buyer with copies of: (i) all monthly financial management reports, Agristat reports and weekly consolidated summary profit and loss statements relating to the Business;

                           (ii) any notice, report or other document filed with or sent to any Governmental Authority in connection with the transactions contemplated by this Agreement; and (iii) any material notice, report or other document received by any of the Acquired Companies from any Governmental Authority.

                  9.1.4 NOTICE OF DEVELOPMENTS. During the period from the date hereof until the Closing Date, Seller shall promptly notify Buyer in writing of: (i) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Seller in this Agreement or in the Seller Disclosure Schedule; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Seller in this Agreement or in the Seller Disclosure Schedule if (A) such representation or warranty or delivery of information had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
                           (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Seller; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 10 impossible or unlikely or that has had or could reasonably be expected to have a

                           Company Material Adverse Effect. Without limiting the generality of the foregoing, Seller shall promptly advise Buyer in writing of any Action threatened, commenced or asserted against or with respect to any of the Acquired Companies, except where such Action would not be reasonably likely to have a Company Material Adverse Effect. No notification given to Buyer pursuant to this Section 9.1.4 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Seller contained in this Agreement.

         9.2      COVENANTS OF BUYER.

                  9.2.1 CONDUCT OF BUSINESS. During the period from the date hereof to the Closing Date, unless Seller shall otherwise agree in writing or as contemplated by this Agreement or as necessary or appropriate to satisfy its obligations hereunder, Buyer covenants and agrees that it shall (i) conduct and operate its business and operations in all material respects in the usual and ordinary course consistent with past practice,
                           (ii) use its reasonable commercial efforts to preserve intact its business organization and preserve its relationships with growers, suppliers, labor unions, customers and others having business dealings with it that are material to Buyer and (iii) use its reasonable commercial efforts to keep available the services of its present officers and key employees. Without limiting the generality of the foregoing, unless Seller shall otherwise agree in writing (which agreement shall not be unreasonably withheld) or as contemplated by this Agreement or as necessary or appropriate to satisfy its obligations hereunder, during the period from the date hereof to the Closing Date, Buyer covenants that it shall not:

                           (a) adopt or propose any change to its Charter Documents, except for the amendment to Buyer's certificate of incorporation described on Exhibit 9.2.1;

                           (b) authorize for issuance, issue, deliver, sell, pledge, dispose of, encumber or grant any lien on, or authorize or propose the issuance, delivery, sale, pledge, disposition of, encumber or grant of any lien on, any shares of its capital stock, or other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities or voting securities or any other ownership interest (or interest the value of which is derived by reference to any of the foregoing), or enter into any agreement with respect to any of the foregoing;

                           (c) acquire or agree to acquire any material business or any material corporation, partnership, association or other business, operation, organization or division thereof; or

                           (d) declare, issue or make any direct or indirect redemption, purchase or other acquisition of any shares of its capital stock, declare, issue or make any distribution or dividend to its stockholders in cash or in kind (except as otherwise contemplated by this Agreement and normal cash dividends consistent with past practices) or split, combine, dividend, distribute or reclassify any shares of its capital stock.

                  9.2.2 ACCESS TO INFORMATION. During the period from the date hereof until the Closing Date, Buyer will, and will cause its Affiliates and their employees, officers, auditors and agents to, provide Seller and Seller's counsel, financial advisors, accountants and other authorized representatives (except to the extent not permitted under Law or to the extent resulting in the waiver of attorney-client privilege, as advised by counsel), with reasonable access during normal business hours to Buyer's and its Subsidiaries' books and records and properties, plant and personnel.

                  9.2.3 CONTRACTS. Buyer acknowledges that various contracts relating to the Business were originally entered into in the name of Seller or an Affiliate of Seller (other than the Acquired Companies). Such contracts have been or, subject to Section 9.12, will be assigned to CPC at or prior to Closing. Buyer shall indemnify and hold Seller and its Affiliates harmless from and against all Liability arising under such contracts, except to the extent Buyer is entitled to indemnification with respect to such Liability pursuant to Section 12.1 hereof. Buyer and Buyer's Affiliates shall use commercially reasonable efforts to obtain the release of Seller and its Affiliates (other than the Acquired Companies) from all Liabilities arising under such contracts. Buyer shall, and shall cause the Acquired Companies to, not renew or otherwise extend, or permit the renewal or extension of, the existing term of any such contracts to the extent Buyer has or gains knowledge of such contracts, other than any such contract with respect to which Seller and its

                           Affiliates (other than the Acquired Companies) would have no potential Liability.

                  9.2.4 GUARANTEES. Buyer and Seller shall use their commercially reasonable efforts to cause Buyer to be substituted in all respects for Seller and its Affiliates (other than the Acquired Companies), and Seller and its Affiliates (other than the Acquired Companies) fully released, effective as of the Closing or as soon as possible thereafter, in respect of all obligations of Seller and its Affiliates (other than the Acquired Companies) under each of the guarantees, indemnities, bonding arrangements, letters of credit and letters of comfort given by Seller or its Affiliates (other than the Acquired Companies) for the benefit of the Business (the "Guarantees"), including, without limitation, those which are identified on Exhibit 9.2.4 hereto. If any such release cannot be obtained, (i) Buyer shall indemnify and hold Seller and Seller's Affiliates (other than the Acquired Companies) harmless from and against any Liability relating to any Guarantee not released except to the extent Buyer is entitled to indemnification with respect to such Liability pursuant to Section 12.1 hereof, and (ii) Buyer shall, and shall cause the Acquired Companies to, not renew or otherwise extend the original term of any contract, agreement, lease, or other document or instrument to which such unreleased Guarantee relates to the extent Buyer has or gains knowledge of such unreleased Guarantee.

                  9.2.5 INTERIM FINANCIAL INFORMATION. During the period from the date hereof until the Closing Date, Buyer shall promptly provide Seller with copies of:

                           (i) all monthly financial management reports, Agristat reports and weekly consolidated summary profit and loss statements relating to Buyer; (ii) any notice, report or other document filed with or sent to any Governmental Authority in connection with the transactions contemplated by this Agreement; and
                           (iii) any material notice, report or other document received by Buyer from any Governmental Authority.

                  9.2.6 NOTICE OF DEVELOPMENTS. During the period from the date hereof until the Closing Date, Buyer shall promptly notify Seller in writing of: (i) the discovery by Buyer of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Buyer in this Agreement or in the Buyer Disclosure Schedule; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Buyer in this Agreement or in the Buyer Disclosure Schedule if (A) such representation or warranty or delivery of information had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or
                           (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Buyer; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 10 impossible or unlikely or that has had or could reasonably be expected to have a Buyer Material Adverse Effect. Without limiting the generality of the foregoing, Buyer shall promptly advise Seller in writing of any Action threatened, commenced or asserted against or with respect to Buyer, except where such Action would not be reasonably likely to have a Buyer Material Adverse Effect. No notification given to Seller pursuant to this Section 9.2.6 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Buyer contained in this Agreement.

                  9.2.7 SHARE LISTING. Buyer shall obtain approval for listing, subject to notice of issuance, on the New York Stock Exchange, all Shares to be issued to Seller pursuant to this Agreement.

         9.3 NO SOLICITATION. From the date hereof through the date two (2) years after the earlier of the Closing Date and the termination of this Agreement pursuant to Section 11, neither Buyer or any of its Subsidiaries or Affiliates, on the one hand, nor Seller or any of its Subsidiaries or Affiliates, on the other, will, directly or indirectly, except as contemplated by this Agreement, solicit for employment or employ any management level employee of the other party; provided, however, nothing herein shall restrict the above referenced parties from (i) soliciting any such employee by general employment advertising or third party employment agencies (so long as such agencies are not directed by such parties to target such employees), or (ii) hiring any employee who responds to such permitted solicitation or seeks employment on an unsolicited basis. The parties hereto agree that the terms of this Section 9.3 shall specifically supercede Section 7 of the Confidentiality Agreement and Section 7 of the Confidentiality Agreement is hereby terminated.

         9.4      EXCLUDED ASSETS.

                  9.4.1 RETAINED INTELLECTUAL PROPERTY. Seller specifically and exclusively retains all right, title and interest in and to the name "ConAgra," "Butterball," "Country Skillet," "Banquet," "Fresh Trace," "Oven Bake" and "Game Time" (and derivations thereof) and to any logos, trademarks, service marks, trade names, domain names, copyrights and trade dress related thereto (the "Retained Intellectual Property"). Buyer acknowledges that, except as provided in the Transition Trademark License Agreement, it will not acquire, and that the Acquired Companies do not own, any right, title or interest in or to the Retained Intellectual Property. Buyer agrees that as promptly as practicable after Closing, except as required by any agreement to which an Acquired Company was bound immediately prior to Closing, it will cause the Acquired Companies to discontinue the use of any advertising or other form of media that uses or references any such Retained Intellectual Property, except as permitted by the Transition Trademark License Agreement. Buyer further agrees that as soon as practicable, but in no event longer than one (1) year after the Closing Date, it shall remove all signage which refers to any Retained Intellectual Property, and take all such other action as may be necessary to dissociate Seller with the operations of the Business after Closing, except as permitted by the Transition Trademark License Agreement.

                  9.4.2 CORPORATE SERVICES; INSURANCE. Buyer acknowledges that the Acquired Companies are covered by certain insurance policies and insurable risk programs made available through Seller and described on Exhibit
                           9.4.2. With respect to any loss, Liability or damage relating to, resulting from or arising out of the conduct of the Business on or prior to the Closing Date for which Seller would be entitled to assert, or cause any Affiliate or other Person to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of Seller or any Affiliate thereof in respect of the Business, at the request of the Acquired Companies, (x) Seller shall use its reasonable efforts to assert, or to assist the Acquired Companies to assert, one or more claims under such insurance covering such loss, Liability or damage if none of the Acquired Companies are entitled to assert such claim, but Seller or an Affiliate thereof is so entitled, in all events subject to applicable deductibles and retentions, (y) Seller shall provide the Acquired Companies with any recoveries under such insurance, in all events subject to applicable deductibles and retentions, and
                           (z) Seller shall provide the Acquired Companies with access to any applicable insurance policies. Buyer further acknowledges that the systems and services listed on Exhibit 9.4.2 hereto (the "Corporate Services") are supplied by Seller or its Affiliates to the Business, and (ii) Buyer will not acquire, and the Acquired Companies do not own, any right, title or interest in or to the Corporate Services.

                  9.4.3 RETAINED ASSETS. The Retained Assets shall be distributed by the Acquired Companies to Seller or its designees at or before Closing.

         9.5 RECORD RETENTION. Except as set forth below and also subject to Section 13 hereof, Buyer will cause all books and records relating to the Business as of the Closing (the "Records") to be retained for seven (7) years after Closing. In addition, except as set forth below and also subject to Section 13 hereof, to the extent any books and records relating to the Business are retained by Seller following Closing (the "Retained Records"), Seller shall retain the Retained Records for seven (7) years after Closing. During such term, each party shall allow the other party and its representatives access to inspect or copy the Records and Retained Records, as appropriate, during normal business hours. In the event a party intends to destroy any Records or Retained Records in its control at the end of such seven (7) year term, such party shall first notify the other party at which time the other party shall have the right to remove the Records at its own cost. The parties acknowledge that, in the past, they have routinely disposed of certain books and records on a periodic basis and have not retained such books and records for seven
                  (7) years. Notwithstanding the foregoing, each party may continue such routine periodic record destruction so long as prior to such destruction, the party intending to destroy the records notifies the other party of the nature of such destruction and permits the other party to remove and retain such records at its expense.

         9.6      GOVERNMENTAL APPROVALS.

                  9.6.1 Subject to the terms and conditions herein provided and applicable legal requirements, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable Laws to ensure that the conditions set forth in Section 10 are satisfied and to consummate and make effective the transactions contemplated by this Agreement.

                  9.6.2 Each of the parties shall use its commercially reasonable efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or permits of, or registration or filing with or notification to, any Governmental Authority or any other Person required in connection with, and waivers of any violations, defaults or breaches that may be caused by, such party's consummation of the transactions contemplated by this Agreement.

                  9.6.3 Each party hereto shall promptly inform the other of any communication from the FTC, the DOJ, the SEC or any other Governmental Authority regarding any of the transactions contemplated by this Agreement. If any party hereto or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such party shall use commercially reasonable efforts to cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

                  9.6.4 Without limiting the generality of the foregoing, each of the parties will use commercially reasonable efforts to obtain all authorizations or waivers required under the HSR Act to consummate the transactions contemplated hereby, including, without limitation, making all filings required of it with the Antitrust Division of the DOJ and the FTC required in connection therewith (the initial filings to occur no later than three (3) business days following the execution and delivery of this Agreement) and responding as promptly as practicable to all inquiries received from the DOJ, the FTC or any Governmental Authority for additional information or documentation. Buyer shall pay all of its filing and its legal fees associated with the filings referenced in this Section 9.6.4, and Seller shall pay all of its filing and its legal fees associated with the filings referenced in this
                           Section 9.6.4. Each of Buyer and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act.

         9.7 INVESTIGATION AND AGREEMENT BY THE PARTIES; NO OTHER REPRESENTATIONS OR WARRANTIES.

                  (a) Buyer, on the one hand, and Seller, on the other hand, each acknowledge and agree that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the other party and its Subsidiaries and their business and operations, and such party has requested such documents and information from the other party as such party considers material in determining whether to enter into this Agreement and to consummate the transactions contemplated in this Agreement. Buyer, on the one hand, and Seller, on the other hand, each acknowledges and agrees that it has had an opportunity to ask all questions of and receive answers from the other party with respect to any matter such party considers material in determining whether to enter into this

                           Agreement and to consummate the transactions contemplated in this Agreement. In connection with each party's investigation of the other party and its Subsidiaries and their business and operations, each party and its representatives have received from the other party or its representatives certain projections and other forecasts for the other party and its Subsidiaries and certain estimates, plans and budget information. Each party acknowledges and agrees that there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; that such party is familiar with such uncertainties; that such party is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it or its representatives; and that such party will not (and will cause all of its respective Subsidiaries or other Affiliates or any other Persons acting on its behalf to not) assert any claim or cause of action against the other party or any of the other party's directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or representatives with respect thereto, or hold any such other Person liable with respect thereto.

         (b) Each of Buyer, on the one hand, and Seller, on the other hand, agree that, except for the representations and warranties made by the other party that are expressly set forth in this Agreement, the other party has not made and shall not be deemed to have made to such party or to any of its representatives or Affiliates any representation or warranty of any kind. Without limiting the generality of the foregoing, each party agrees that neither the other party nor any of its representatives or Affiliates makes or has made any representation or warranty to such party or to any of its representatives or Affiliates with respect to:

                  (i) any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the other party or any of its Subsidiaries or the future business, operations or affairs of the other party or any of its Subsidiaries heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates; and

                  (ii) any other information, statement or documents heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates with respect to the other party or any of its Subsidiaries, except to the extent and as expressly covered by a representation and warranty made by the other party and contained in this Agreement.

         9.8      LITIGATION.

                  9.8.1 COMPANY LITIGATION. Buyer acknowledges that various Actions are now pending or may arise after the date hereof which result from operations of the Business or Acquired Companies and which name, or may in the future name, Seller (and/or one or more of Seller's Affiliates), either individually, together with one or more Acquired Companies, or otherwise, as a party thereto, including, without limitation, the Actions which are described in the Seller Disclosure Schedule (the "Company Litigation"); provided, however, that for purposes of this Agreement, the term "Company Litigation" shall not include the Retained Litigation. Except as to matters subject to Seller's indemnification obligations under Section 12.1, Buyer shall indemnify and hold Seller and Seller's Affiliates harmless from and against all Liability relating to the Company Litigation including, without limitation, all costs and expenses of defending the Company Litigation. Buyer may settle or compromise any such Company Litigation (i) with the written consent of Seller, which consent shall not be unreasonably withheld or delayed, or (ii) without such consent, so long as such settlement or compromise includes (A) an unconditional release of Seller and/or its Affiliates, as the case may be, from all Liability in respect of such Company Litigation, (B) does not subject Seller or its Affiliates to any injunctive relief or other equitable remedy, and (C) does not include a statement or omission of fault, culpability or failure to act by or on behalf of Seller or its Affiliates. Seller and its Affiliates shall have the right, but not the obligation, to participate at their own expense in the defense of any Company Litigation and any such participation shall not in any way diminish or lessen the obligations of Buyer hereunder. Seller shall reasonably cooperate with Buyer, at Buyer's cost and expense, in connection with the defense of any Company Litigation and, in connection therewith, shall furnish on a timely basis all such information, records, documents and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Buyer, and provide, on a timely basis, access to and availability of its employees for purposes of such litigation, including, without limitation, for purposes of assisting in trial preparation and the conduct of any trial.

                  9.8.2 RETAINED LITIGATION. Notwithstanding anything contained in this Agreement to the contrary, the parties hereto agree that Seller, at its cost and expense, shall retain, and shall have the sole right to control, all claims and causes of action which have been asserted or may be asserted in the future by or on behalf of the Acquired Companies in the following captioned lawsuits and/or any other lawsuits which may be filed in the future with respect to the subject matter of such captioned lawsuits (hereinafter collectively referred to as the "Retained Litigation"):

                           (a) In re Linerboard Antitrust Litigation, MDL Docket No. 1261 (E.D. Pa.),

                           (b)      In re Vitamins Antitrust Litigation (MDL No.
                                    1285) Misc. 99-0197 (D.D.C.), and

                           (c) Giral v. F-Hoffman LaRoche, Civil Action No. 98 CA 7467 (D.C. Sup. Ct.); including any appeals thereof.

                           Seller shall be entitled to receive and retain the benefits of any judgment awarded or settlement reached in connection with the Retained Litigation. Buyer shall, and shall cause the Acquired Companies to, reasonably cooperate with Seller, at Seller's cost and expense, in respect to the Retained Litigation and, in connection therewith shall furnish, on a timely basis, all information, records, documents and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by Seller and provide, on a timely basis, access to, and availability of, Company Employees for purposes of such litigation, including, without limitation, for purposes of assisting in trial preparation and the conduct of any trial. Seller may settle or compromise the Retained Litigation (i) with the written consent of Buyer, which consent shall not be unreasonably withheld or delayed, or (ii) without such consent, so long as such settlement or compromise includes (a) an unconditional release of the Acquired Companies from all Liability in respect of such Retained Litigation to the extent any of the Acquired Companies are named as a defendant in such Retained Litigation or it would be reasonable to expect that any of the Acquired Companies will be named as defendants in connection with such Retained Litigation, (b) does not subject Buyer or its Affiliates (including the Acquired Companies) to any injunctive relief or any equitable remedy and (c) does not include a statement or admission of fault, culpability, or failure to act by or in behalf of Buyer or its Affiliates (including the Acquired Companies).

         9.9 PROXY STATEMENT. As promptly as practicable, Buyer shall prepare and, after receipt from Seller of the audited financial statements referred to in Section 9.15, file with the SEC the Proxy Statement in preliminary form. Buyer shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as soon as practicable. Seller shall cooperate with Buyer in the preparation of the Proxy Statement, including providing Buyer with such information relating to Seller and its Affiliates and the Business as may be required to comply with the rules of the SEC. If, at any time prior to the Effective Time, any event or circumstance relating to Buyer or Seller, any Subsidiary of Buyer or Seller, or their respective officers or directors, should be discovered by a party which should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other party and the parties shall cooperate in taking appropriate action in respect thereof.

         9.10     PROXY STATEMENT; STOCKHOLDER APPROVAL.

                  (a) Buyer, acting through its Board of Directors, shall, subject to and in accordance with applicable Law, its Certificate of Incorporation and its By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date the Proxy Statement has been cleared by the SEC, a meeting of the holders of Buyer Common Stock for the purpose of voting to approve the issuance of the Shares pursuant to this Agreement and the rules of the New York Stock Exchange (the "Buyer Stockholder Meeting"), and recommend to the stockholders of Buyer the issuance of the Shares and include in the Proxy Statement such recommendation.

                  (b) Buyer, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to its stockholders as soon as practicable following the date on which it is cleared by the SEC.

         9.11 BATESVILLE PROPERTY. Seller shall, following the date hereof, take all necessary action to "split" or otherwise "subdivide" the real estate relating to Seller's and CPC's Batesville, Arkansas facilities (the "Shared Property") along the lines as set forth on Exhibit 9.11 hereof. Parcel X as identified on
                  Exhibit 9.11 is and shall be a Retained Asset and shall, as of and after the Closing Date, continue to be owned by Seller. Parcels Y and Z as identified on Exhibit 9.11 are and shall be included with the Business and, prior to the Closing Date, shall be conveyed by Seller to CPC. Buyer and Seller shall use their mutual best efforts to identify and resolve on or prior to the Closing Date, or as soon as possible thereafter, all issues relating to the Shared Property to provide for the independent use and enjoyment of Parcel X by Seller and Parcels Y and Z by CPC, such that such properties can be independently operated after Closing on substantially the same basis as such properties were operated prior to such split or subdivision, including, without limitation, executing and delivering cross-use and/or cross-easement agreements relating to access, use, parking and the like, and obtaining separate utility services for each parcel.

         9.12 UNASSIGNABLE CONTRACTS. If (i) any third-party's (including any Governmental Authority's) consent or approval to the assignment or other transfer to the applicable Acquired Company of a contract to be transferred pursuant to a provision of this Agreement has not been obtained prior to the Closing, then as to the burdens, obligations, rights or benefits under or pursuant to such contracts (collectively, the "Rights") not assignable to the applicable Acquired Company because such consent or approval has not been obtained:

                  (a) Seller shall, and shall cause its Subsidiaries to, hold the Rights in trust for the applicable Acquired Company, for the account and benefit of the applicable Acquired Company;

                  (b) After the Closing, (i) Seller shall, and shall cause its Affiliates other than the applicable Acquired Company, to take such reasonable actions and do all such things as shall be reasonably necessary or desirable in order that the value of the Rights shall be preserved and shall inure to the benefit of the applicable Acquired Company and such that all benefits under the Rights may be received by the applicable Acquired Company, and (ii) Buyer shall cause the applicable Acquired Company to perform the burdens and obligations under such Rights; and

                  (c) After the Closing, Seller and Buyer shall continue to use their respective reasonable efforts to obtain such consent or approval.


         9.13 NON-COMPETITION AND NON-INTERFERENCE. From Closing through a period of five

                  (5) years after the Closing Date, neither Seller nor any of its Subsidiaries will, within North America or Central America (including Puerto Rico and the Caribbean region), without the prior written consent of Buyer, (A) directly or indirectly engage in (i) the growing or slaughtering of chickens, (ii) an integrated chicken operation that grows, slaughters and processes chickens, (iii) the sale of fresh chicken, or (iv) the sale of fresh frozen chicken (whole or parts) that has not been further processed (collectively, the "Restricted Activities") (other than through their ownership of Shares or other ownership interests in Buyer and other than as a holder of less than 2% of the outstanding capital stock of a publicly traded corporation), or (B) (i) use, license or otherwise allow any third party to use (to the extent Seller has rights to limit such use) the name "Butterball," or use or license any third party to use the name "Country Skillet," or in either case any derivation thereof, as a trademark, service mark, trade name or domain name in connection with any Restricted Activity, or (ii) use, license or convey any rights to a third party to any trade dress or copyright associated with products marketed under such name or mark in connection with any Restricted Activity. If Seller fails to keep or perform every covenant of this Section 9.13, Buyer shall be entitled to specifically enforce the same by injunction in equity in addition to any other remedies which Buyer may have. If any portion of this Section 9.13 shall be invalid or unenforceable, such invalidity or unenforceability shall in no way be deemed or construed to affect in any way the enforceability of any other provision of this Section 9.13. If any court in which Buyer seeks to have the provisions of this
                  Section 9.13 enforced determines that the activities, time or geographic area hereinabove specified are too broad, such court may determine a reasonable activity, time or geographic area and shall enforce this Section 9.13 for such activity, time and geographic area.

         9.14 TRANSFERS OF BUSINESS ASSETS. Seller shall cause its assets and Liabilities to be transferred and assigned so that the representations and warranties contained in Sections 7.19 and
                  7.25 are true and correct in all material respects as of the Closing.

         9.15 AUDIT. Seller shall cause combined, consolidated financial statements meeting the requirements of Regulation S-X and otherwise in a form that meets the requirement of Schedule 14A under the Exchange Act for, with respect to the balance sheets required thereby, the two (2) consecutive fiscal years ending May 25, 2003 and, with respect to the related statements of earnings and cash flows required thereby, the three (3) consecutive fiscal years ending May 25, 2003, to be prepared for the Business and audited by Deloitte as promptly as practicable. Buyer shall be able to review such draft combined, consolidated financial statement for the Business, and the related workpapers, prior to issuance to ensure that they are appropriate for inclusion in its proxy statement to be filed with the SEC. At the request of Buyer, Seller shall use its commercially reasonable efforts to cause Deloitte to consent to the inclusion of their related audit report in Buyer's future SEC filings.

         9.16 COVENANT NOT TO DISCLOSE. Seller agrees that as the owner of the Business, it and its Affiliates may possess certain data and knowledge of operations of the Business which may be proprietary in nature and confidential, including certain



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                  trade secrets (herein, "Business Confidential Information").
                  Seller covenants and agrees that neither it nor any of its Affiliates will, at any time after the Closing, reveal, divulge or make known to any Person (other than Buyer) or use for its own account or for the account of any Person, any Business Confidential Information. Seller further covenants and agrees that neither it nor any of its Affiliates shall divulge any such Business Confidential Information which it may acquire during any transition period in which it assists or consults with Buyer or its Affiliates to facilitate the transfer and the continued success of the Business. Notwithstanding the foregoing, it is understood that the foregoing provisions shall apply only to Business Confidential Information which relates exclusively to the Business and not to information which is otherwise used in connection with Seller's other operations. In addition, notwithstanding the foregoing, it shall not be a violation of the covenant set forth in this Section 9.16 for Seller to disclose information if required to do so by court order or if any information disclosed by Seller is in the public domain other than as a result of conduct by Seller or its Affiliates which constitutes the breach of a confidentiality obligation to Buyer.

         9.17 STANDSTILL. During the period from the date hereof until the earlier of the Closing Date and the termination of this Agreement pursuant to Section 11, Seller agrees not to, and will not permit any of its Affiliates to, directly or indirectly (a) trade in the Buyer's securities in violation of applicable securities laws, (b) offer, pledge, sell, contract to sell, grant or otherwise transfer or dispose of any of the Buyer Capital Stock or any securities convertible into or exercisable or exchangeable for Buyer Capital Stock or (c) enter into any swap, short position or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Buyer Capital Stock (regardless of whether any of the transactions described in clause (b) or (c) is to be settled by the delivery of Buyer Capital Stock, or such other securities, in cash or otherwise).

         9.18 EXPIRED INTELLECTUAL PROPERTY RIGHTS. Section 9.18 of the Seller Disclosure Schedule contains a list of expired, lapsed and/or abandoned trademarks and patents ("Expired Intellectual Property Rights") in which Seller or the Acquired Companies may or may not hold some residual rights. Notwithstanding anything in this Agreement to the contrary, Buyer agrees that, effective as of the Effective Time, the Expired Intellectual Property Rights shall be deemed conveyed to Buyer on an "as is" basis without any representations and warranties whatsoever except that, to the knowledge of Seller, none of Seller or its Affiliates have sold, licensed or otherwise assigned any such Expired Intellectual Property Rights. Without limiting the generality of the foregoing, Buyer agrees that the representations and warranties set forth in Section
                  7.11 shall not apply to the Expired Intellectual Property Rights and that Seller hereby disclaims all other warranties and representations relating to the Expired Intellectual Property Rights, including but not limited to, warranties of title, validity, enforceability, revival rights and non-infringement.

         9.19 CUBAN INTELLECTUAL PROPERTY RIGHTS. Notwithstanding anything in this Agreement to the contrary, no right, title or interest in or to any Intellectual Property Rights in Cuba shall be assigned, transferred or licensed from Seller to Buyer unless and until the parties have complied with all applicable laws and regulations, including the receipt of any necessary approval, consent or license from the Office of Foreign Assets Control of the United States Department of the Treasury.

         9.20 LIABILITIES AND INVESTMENTS. Except as disclosed on Exhibit 9.20, Seller shall cause the Acquired Companies not to be obligated under any Indebtedness or hold any Restricted Investments (as those terms are defined in the subordinated indenture related to the Subordinated Promissory Note) immediately prior to the Closing.

         9.21 RIGHTS AS HOLDER OF SHARES. As long as Seller holds any Shares issued pursuant to this Agreement, the rights and privileges of Buyer's Class A common stock and Class B common stock (including dividend rights) will be identical, except as otherwise set forth in subparts (1) through (6) under the heading "Common Stock" of Article Fourth of Buyer's Certificate of Incorporation in effect as of the Closing Date.

         10.      CONDITIONS PRECEDENT TO OBLIGATIONS.

         10.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to consummate the transactions contemplated herein shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) GOVERNMENTAL APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Authority, which the failure to obtain, make or occur would have the effect of making any of the transactions contemplated hereby illegal, shall have been obtained, shall have been made or shall have occurred.

                  (b) HSR ACT. The waiting period (and any extension thereof) under the HSR Act and any other applicable antitrust Laws shall have expired or been terminated.

                  (c) NO INJUNCTION. No Governmental Authority having jurisdiction over Seller or Buyer, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any Law, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of the transactions contemplated herein.

                  (d) STOCKHOLDER APPROVAL. The issuance of the Shares pursuant to this Agreement shall have been adopted by the requisite vote of the stockholders of Buyer in accordance with the rules of the New York Stock Exchange.

         10.2 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions contemplated herein shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived in writing by Buyer:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the

                           Closing Date as though made on and as of the Closing Date, except for such inaccuracies (without giving effect to any limitations as to materiality or a Company Material Adverse Effect set forth in such representations and warranties) that, individually or in the aggregate, would not have a Company Material Adverse Effect. Buyer shall have received an officers' certificate signed on behalf of Seller by the Chief Executive Officer and Chief Financial Officer (or any other two executive officers) of Seller to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF SELLER. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Buyer shall have received an officers' certificate signed on behalf of Seller by the Chairman and Chief Financial Officer (or any other two executive officers) of Seller to such effect.

                  (c)      DELIVERIES. The deliveries by Seller referred to in
                           Section 4 shall have been made.

                  (d) AUDITED FINANCIAL STATEMENTS. Seller shall have delivered to Buyer the audited combined, consolidated financial statements referred to in Section 9.15. Subject to the matters described in A.19 of Section
                           7.8 of the Seller Disclosure Schedule, the results of operations and financial condition reflected in such combined, consolidated financial statements shall not be materially different from the results of operations and financial condition reflected in the Financial Statements for the corresponding periods.

                  (e) COMPANY CLOSING MATERIAL ADVERSE EFFECT. No Company Closing Material Adverse Effect shall have been incurred or suffered and Buyer shall have received an officers' certificate signed on behalf of Seller by the Chief Executive Officer and the Chief Financial Officer (or any other two executive officers) of Seller to such effect.

         10.3 CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to consummate the transactions contemplated herein shall be subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived in writing by Seller:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for such inaccuracies (without giving effect to any limitations as to materiality or a Buyer Material Adverse Effect set forth in such representations and warranties) that, individually or in the aggregate, would not have a Buyer Material Adverse Effect. Seller shall have received an officers' certificate signed on behalf of Buyer by the Chairman and Chief Financial Officer (or any other two executive officers) of Buyer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Seller shall have received an officers' certificate signed on behalf of Buyer by the Chairman and Chief Financial Officer (or any other two executive officers) of Buyer to such effect.

                  (c)      DELIVERIES. The deliveries by Buyer referred to in
                           Section 4 shall have been made.

                  (d) LISTING OF SHARES. The Shares to be issued to Seller pursuant to this Agreement shall have been approved for listing, subject to notice of issuance, on the New York Stock Exchange.

                  (e) BUYER CLOSING MATERIAL ADVERSE EFFECT. No Buyer Closing Material Adverse Effect shall have been incurred or suffered and Seller shall have received an officers' certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer (or any other two executive officers) of Buyer to such effect.

         11.      TERMINATION.

         11.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing Date:

                  (a)      by mutual written agreement of Seller and Buyer;

                  (b) by either Seller or Buyer, if Closing shall not have occurred on or before December 31, 2003, as such date may be extended by the 30-day cure period provided for in Sections 11.1(d) and (e) (the "Termination Date"); provided that the party seeking to terminate this Agreement pursuant to this Section 11.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the transactions contemplated herein on or before the Termination Date;

                  (c) by either Seller or Buyer, if: (i) any permanent injunction, order, decree or ruling by any Governmental Authority of competent jurisdiction preventing the consummation of the transactions contemplated herein shall have become final and nonappealable, or (ii) the HSR Act waiting period has failed to terminate prior to the Termination Date, or any approval or consent of the FTC, DOJ or any Governmental Authority required in order to consummate the transactions contemplated under this Agreement has not been obtained by such date;

                  (d) by Buyer, if there has been a breach of one or more representations or warranties of Seller set forth in this Agreement or one or more material breaches of the covenants or agreements of Seller set forth in this Agreement, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Buyer to Seller; provided, however, that this termination right under this Section 11.1(d) shall not be available with respect to breaches of representation and warranties unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Company Material Adverse Effect qualifier(s) contained in such representations and warranties) would have a Company Material Adverse Effect;

                  (e) by Seller, if there has been a breach of one or more representations or warranties of Buyer set forth in this Agreement or one or more material breaches of the covenants or agreements of Buyer set forth in this Agreement, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Seller to Buyer; provided, however, that this termination right under this
                           Section 11.1(e) shall not be available with respect to breaches of representations and warranties unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or Buyer Material Adverse Effect qualifier(s) contained in such representations and warranties) would have a Buyer Material Adverse Effect;

                  (f) by either Buyer or Seller if (i) the Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Buyer's stockholders shall have voted on a proposal to approve the issuance of shares pursuant to this Agreement, and (ii) the issuance of shares pursuant to this Agreement shall not have been approved at such meeting (and shall not have been approved at any adjournment or postponement thereof) by the required stockholder vote; provided, however, that (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 11.1(f) if the failure to obtain such stockholder approval is attributable to a failure on the part of such party to perform any material obligation required to be performed by such party at or prior to the Closing, and (B) Buyer shall not be permitted to terminate this Agreement pursuant to this Section 11.1(f) unless Buyer shall have made the payment required to be made to Seller pursuant to Section 11.3;

                  (g) by Buyer if the Average Price is less than $5.35 and the conditions precedent to Closing contained in
                           Section 10.1 have been satisfied or waived and Seller shall not have taken the actions described in Section
                           3.3.4 to prevent such termination;

                  (h) by Buyer if, since the date of this Agreement, there shall have occurred any Company Closing Material Adverse Effect, or any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Company Closing Material Adverse Effect, which effect, or the underlying event or circumstance, is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by Buyer to Seller;

                  (i) by Seller if, since the date of this Agreement, there shall have occurred any Buyer Closing Material Adverse Effect, or any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Buyer Closing Material Adverse Effect, which effect, or the underlying event or circumstance, is not curable, or, if curable, is not cured within thirty (30) days after written notice thereof is given by Seller to Buyer; and

                  (j) by Seller if the Estimated Purchase Price exceeds $600,000,000 and Buyer shall not have taken the actions described in Section 3.3.5 to prevent such termination.

         11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Section 11, the transactions contemplated hereby shall be deemed abandoned and this Agreement shall forthwith become void, except that the provisions of this Section 11.2, Section 9.3, Section 11.3,
                  Section 14.3 and the terms of the Confidentiality Agreement shall survive any termination of this Agreement; provided, however, that nothing in this Agreement shall relieve any party from liability for any breach of this Agreement.

         11.3 TERMINATION PAYMENT. If Seller terminates the transactions contemplated hereunder for any reason, other than pursuant to Sections 11.1(a), (b), (c), (e), (f), (i) or (j), then Seller shall immediately pay Buyer $25,000,000. If Buyer terminates the transactions contemplated under this Agreement for any reason other than pursuant to Sections 11.1(a) (b), (c), (d) or (h) then Buyer shall immediately pay Seller $25,000,000. Such payments shall be in addition to any other remedies or damages available to the non-breaching party resulting from or arising in connection with the other party's breach of this Agreement.

         12.      GENERAL INDEMNITY.

         12.1 INDEMNIFICATION OF BUYER BY SELLER. In addition to the other indemnification obligations of Seller set forth in this Agreement (the "Seller Indemnities"), from and after the Closing, Seller shall indemnify and hold Buyer, and the directors, officers, employees and Affiliates of Buyer, harmless against and in respect of:

                  12.1.1 Any liability, loss, claim, damage or deficiency resulting from any breach of representation or warranty (without regard to any materiality or Company Material Adverse Effect qualifier(s) contained in any such representations and warranties) or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Buyer hereunder (provided that, for purposes of this Section 12.1.1 and Section 12.5.1, all such representations and warranties shall be deemed to be made as of the Closing Date as though made on and as of the Closing Date and all references to "as of the date hereof" or similar phrase in such representations and warranties shall be deemed to be references to "as of the Closing Date" notwithstanding any provision of this Agreement that any such representation or warranty speaks as of an earlier date);

                  12.1.2 Any liability, loss, claim, damage or deficiency resulting from the ownership or the operation of the Retained Business or relating to Retained Assets;

                  12.1.3 Any Liabilities of the Acquired Companies existing at or arising out of a state of facts or circumstances existing or business conducted before the Effective Time, to the extent such Liabilities are not (i) accrued or reserved in the Final Closing Balance Sheet, (ii) disclosed in Section 7.12, Section 7.16.2, Section 7.16.3 or Section 7.26 of the Seller Disclosure Schedule, (iii) disclosed in Exhibit
                           12.1.3 hereto or (iv) obligations under any contract or agreement either (x) to furnish goods, services and other non-cash benefits to another Person after the Closing or (y) to pay for goods, services and other non-cash benefits that another Person will furnish to it after the Closing;

                  12.1.4 Any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement; and

                  12.1.5 All other actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incident to the foregoing or the Seller Indemnities and including, without limitation, reasonable attorneys' fees and other out-of-pocket expenses.

         12.2 INDEMNIFICATION OF SELLER BY BUYER. In addition to the other indemnification obligations of Buyer set forth in this Agreement (the "Buyer Indemnities"), from and after the Closing, Buyer shall indemnify and hold Seller, and the directors, officers, employees and Affiliates of Seller, harmless against and in respect of:

                  12.2.1 Any liability, loss, claim, damage or deficiency resulting from any breach of representation or warranty (without regard to any materiality or Buyer Material Adverse Effect qualifier(s) contained in such representations and warranties) or nonfulfillment of any covenant or agreement on the part of Buyer under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to Seller hereunder;

                  12.2.2 Any liability, loss, claim, damage or deficiency incurred or suffered by Seller or its Affiliates that relate to the failure of Buyer or the Acquired Companies to pay, perform or discharge any of the Liabilities of the Acquired Companies, except as to matters subject to Seller's indemnification obligations under Section 12.1 or under any of Seller's other indemnity obligation under this Agreement or the Ancillary Agreements;

                  12.2.3 All other actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incident to the foregoing or the Buyer Indemnities and including, without limitation, reasonable attorneys' fees and other out-of-pocket expenses.

         12.3 THIRD PARTY CLAIMS. All claims for indemnification relating to third party claims shall be asserted and resolved as set forth in this section 12.3 subject, however, to the terms, conditions and limitations otherwise set forth in this Agreement. In the event that any written claim or demand for which an Indemnifying Party would be liable is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than 30 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party in writing of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The Indemnified Party shall not be foreclosed by any failure to provide timely notice of the existence of a third party claim or demand to the Indemnifying Party except to the extent that the Indemnifying Party incurs any out-of-pocket expense as a result of such delay or otherwise has been prejudiced as a result of such delay. The Indemnifying Party shall have fifteen days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand, and (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to select legal counsel, reasonably acceptable to the Indemnified Party, to represent and defend the Indemnified Party and to otherwise control the proceedings relating to such claim or demand. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its counsel in defending any claims or demands, including, without limitation, making available to the Indemnifying Party all information reasonably available to the Indemnified Party relating to such claim or demand, and shall not take any action which is reasonably likely to be detrimental to such defense. In addition, the Indemnified Party and the Indemnifying Party shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such claim or demand. The party in charge of the defense shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense provided, the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third party claim, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third party claim, or
                  (iii) the Indemnified Party's counsel shall have advised the Indemnified Party in writing with a copy to the Indemnifying Party that there is conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel. In the event that the Indemnifying Party does not elect to defend the claim, the Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party (which consent shall not unreasonably be withheld). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to the entry of a judgment, settle, compromise or offer to settle or compromise any such claim or demand or admit or acknowledge any liability (i) on a basis which would result in the imposition of a consent order, injunction, decree or equitable remedy which would restrict the future activity or conduct of the Indemnified Party or any Subsidiary or Affiliate thereof without the written consent of the Indemnified Party and (ii) without obtaining (a) a release of the Indemnified Party with respect to such claim or demand and
                  (b) the dismissal with prejudice of any litigation or other proceeding with respect to such claim or demand, in each case for the benefit of and in form and substance reasonably satisfactory to the Indemnified Party. If the Indemnifying Party elects not to defend the Indemnified Party against a claim or demand for which the Indemnifying Party would be liable, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same is to be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use commercially reasonable efforts in the defense of all such claims and demands.

         12.4 DIRECT CLAIMS. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 12.3 because no third party action is involved, the Indemnified Party shall promptly notify the Indemnifying Party in writing of any liability, loss, claim, damage or deficiency which such Indemnified Party claims are subject to indemnification under the terms of this Agreement. Subject to the terms, conditions and limitations set forth in this Agreement, the Indemnified Party shall not be foreclosed by any failure to provide timely notice of existence of a claim to the Indemnifying Party except to the extent that the Indemnifying Party incurs any out-of-pocket expense or otherwise has been prejudiced as a result of such delay.

         12.5     LIMITATIONS.

                  12.5.1 BASKET. Neither Seller nor Buyer shall have any Liability for indemnification obligations under
                           Section 12.1.3, or resulting from a breach of a representation or warranty under Sections 7 or 8 of this Agreement (including a deemed breach of a representation or warranty as provided in

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                           the proviso in Section 12.1.1 of this Agreement),
                           except to the extent such party's aggregate Liability for all such indemnification obligations (without regard to any materiality, Company Material Adverse Effect qualifier(s) or Buyer Material Adverse Effect qualifier(s) contained in any representations and warranties set forth in this Agreement) exceeds Thirty Million Dollars ($30,000,000); provided, however, Seller's indemnity obligations set forth in
                           Section 7.6 and any matter constituting fraud or intentional misrepresentation by Buyer or Seller in connection with the transactions contemplated herein shall not be subject to the foregoing limitation.

                  12.5.2 CAP. Each party's aggregate Liability for indemnification under this Agreement shall in no event exceed Two Hundred Million Dollars ($200,000,000); provided however, that each party's indemnity obligations set forth in Section 13 and any matter constituting fraud, intentional misrepresentation or criminal activity under applicable Law shall not be subject to the foregoing limitation.

                  12.5.3 REMEDIES. Other than equitable remedies available at law to either party (including specific performance), after Closing the provisions of this Section 12 and
                           Section 13 shall be the exclusive basis for the assertion of claims against, or the imposition of Liability on, Seller or its Affiliates, or Buyer or its Affiliates, in respect to the transactions contemplated herein, including, without limitation, any breach or alleged breach of this Agreement; provided that this paragraph shall not limit any remedies available for breaches of the Voting Agreement or any agreement executed at Closing pursuant to this Agreement.

                  12.5.4 MITIGATION. Buyer and Seller shall, and shall cause their Affiliates to, use commercially reasonable efforts to mitigate the losses, costs, expenses and damages for which such party or their Affiliates may become entitled to indemnification hereunder.

                  12.5.5 NET RECOVERY. The amount to which an Indemnified Party may become entitled pursuant to the indemnification provisions of this Agreement shall be net of any recovery (whether by way of payment, discount, credit, set off, tax benefit, counterclaim or otherwise) received by such party or its Affiliates from a third party (including any insurer or taxation authority) in respect of such claim. Any such recovery shall be promptly repaid by Buyer to Seller, or Seller to Buyer, as applicable, less any taxes payable on the recovery and all reasonable costs, charges and expenses incurred in obtaining such recovery from the third party. For the avoidance of doubt, a Tax benefit shall only be taken into account under this paragraph to the extent that that the Tax benefit results in a lower Tax liability for the Indemnified Party than would have occurred absent the indemnity payment and the Tax benefit is actually recognized on a Tax Return.

                  12.5.6 LIMITATION OF DAMAGES. Each party shall be responsible only for direct damages, and shall in no event be liable for special, consequential or similar damages or losses.

                  12.5.7 SATISFACTION OF INDEMNITY CLAIMS. Notwithstanding any of the terms and conditions of this Agreement to the contrary, except for each party's indemnity obligations under Section 13, all amounts payable by Seller to Buyer with respect to any indemnity claim brought by Buyer under this Agreement, shall be satisfied, at the Seller's option, either by Seller delivering to Buyer for cancellation that portion of the Subordinated Promissory Note that has a principal amount equal to the amount of the indemnity claim owed by Seller, or by payment of cash. Notwithstanding any of the terms and conditions of this Agreement to the contrary, all amounts payable by Buyer to Seller with respect to any indemnity claim brought by Seller under this Agreement, shall be satisfied, at Buyer's option, either by increasing the amounts due and owing under the Subordinated Promissory Note in an amount equal to the amount of the indemnity claim owed by Buyer, or by the payment of cash. All payments with respect to indemnity claims shall be made promptly.

         13.      SPECIAL TAX INDEMNITY.

         13.1     TAX RETURNS.

                  13.1.1 Buyer shall cause the Acquired Companies to consent to join, for all taxable periods of the Acquired Companies ending on or before the Closing Date for which the Acquired Companies are eligible to do so, in any consolidated or combined federal, state or local Tax Returns of Seller or Seller's Affiliates. Seller will prepare and file, or cause to be prepared and filed, all of the Acquired Company Tax Returns for all taxable years or periods ending on or before the Closing Date (to the extent they have not already done so). Seller will pay to the applicable Governmental

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                           Authority, or cause the payment to the applicable
                           Governmental Authority of, any Taxes shown as due thereon. Seller will prepare, or cause to be prepared, such Tax Returns using material accounting methods and other practices that are consistent with those used by the Acquired Companies in their prior Tax Returns except as otherwise required by Law. Notwithstanding the foregoing, Seller may revoke the election of To-Ricos under Code Section 936, in which event, Buyer will reasonably cooperate with Seller, and cause To-Ricos to consent to join in the filing of any federal, state or local consolidated or combined Tax Return with Seller and its affiliated group for the taxable year or period ending on the Closing Date. Items to be taken into account in any Tax Return for the short taxable period ending on the Closing Date will be determined under the "closing-the-books" method as described in Treasury Regulation Section 1.1502-76(b)(2)(i) (or any similar provision of state, local or foreign Law). Seller will deliver, or cause to be delivered, a draft of each of the Tax Returns for any of the Acquired Companies that require the signature of an officer or employee of Buyer (or one of Buyer's Affiliates) to Buyer not less than 30 days prior to the due date (as may be extended) for filing such Tax Returns, and Buyer will provide Seller with its comments on, and proposed changes to, such Tax Returns not later than 15 days prior to such due date. If any aspect of such Tax Returns remains in dispute within 10 days prior to the due date for filing such Tax Returns, the matter in dispute will be submitted to a mutually acceptable, nationally-recognized firm of certified public accountants for resolution. The decision of such accountant will be final and binding on the parties, and the fees and expenses of the accountant will be paid one-half by Buyer and one-half by Seller. Notwithstanding the foregoing, Buyer shall not be entitled to object to any Tax Return prepared by Seller unless the accountant concludes that a position claimed in the Tax Return does not possess the level of support required to avoid the substantial understatement penalty provided for in
                           Section 6662(d) of the Code.

                  13.1.2 Buyer will prepare and file, or cause to be prepared and filed, all of the Acquired Companies' Tax Returns for all taxable years or periods ending after the Closing Date, and Buyer will pay, or cause to be paid, all Taxes shown as due thereon; provided, that with respect to any Straddle Period, Buyer will be entitled to indemnification as set forth in Section 13.3.

                  13.1.3 The parties agree to reasonably cooperate with each other and each other's Affiliates in the preparation and filing of Tax Returns of the Acquired Companies for taxable periods ending on or before the Closing Date and Straddle Periods. The parties shall be entitled to utilize the services of the personnel who would have been responsible for preparing such returns as they relate to the Acquired Companies, without charge, to the extent reasonably necessary in preparing said returns on a timely basis. The parties shall also provide each other with full access to applicable and reasonably relevant records to enable the timely preparation and filing of said returns.

         13.2 Apportionment of Taxes. With respect to any Straddle Period of the Acquired Companies, Buyer and Seller will, to the extent permitted by law, elect to treat the Closing Date as the last day of the taxable year or period of the Acquired Companies and will apportion any Taxes arising out of or relating to a Straddle Period to the Pre-Closing Period under the "closing-the-books" method as described in Treasury Regulation
                  Section 1.1502-76(b)(2)(i) (or any similar provision of state, local or foreign Law). In any case where applicable Law does not permit the Acquired Companies to treat the Closing Date as the last day of the taxable year or period, any Taxes arising out of or relating to a Straddle Period will be apportioned to the Pre-Closing Period based on a closing of the books of that entity; provided, however, that exemptions, allowances or deductions (excluding depreciation, amortization and depletion deductions) that are calculated on an annualized basis will be apportioned on a daily pro rata basis. Notwithstanding the foregoing, Taxes imposed with respect to a time period (e.g., property taxes) shall be apportioned to the Pre-Closing Period on a daily pro rata basis.

         13.3 Indemnification by Seller. Seller will indemnify and hold harmless the Buyer and the directors, officers, employees and Affiliates of Buyer ("Buyer Indemnified Persons") for, and will pay to, or on behalf of, Buyer Indemnified Persons an amount equal to (a) any Taxes of the Acquired Companies for the Pre-Closing Period (including, for the avoidance of doubt, any Taxes of the Acquired Companies resulting from an election under Section 338(h)(10) of the Code) that have not been paid prior to the Closing Date, except to the extent accrued as a

                  Liability on the Final Closing Balance Sheet, (b) any Taxes relating to any member of an affiliated group with which any of the Acquired Companies has filed a Tax Return on a consolidated, combined or unitary basis for a Pre-Closing Period, and (c) any Tax deficiency, and all related, reasonable legal and accounting fees and expenses, each directly resulting from any breach of Seller's representations in Section 7.10(d), (e), (f), (g), and (i) or Seller's covenants contained in this Section 13.

         13.4 Indemnification by Buyer. Buyer will pay, or cause to be paid, on a timely basis, and shall indemnify, defend and hold harmless Seller and the directors, officers, employees and Affiliates of Seller ("Seller Indemnified Persons") for: (a) any Tax deficiency, and all related, reasonable legal and accounting fees and expenses, each directly resulting from any breach of Buyer's representations in Section 8.26(d), (e), (g) and (h) or Buyer's covenants contained in this Section 13, (b) any Liability for Taxes for Tax periods of the Buyer and the Acquired Companies beginning, and the portion of the Straddle Period occurring, after the Closing Date, and (c) any Liability for Taxes attributable to an extraordinary transaction (other than the distribution of the Retained Assets or any deemed asset sale occurring under section 338(h)(10) or any comparable provision of state or local Law) effected at the direction of Buyer in respect of the Acquired Companies on or after the Effective Time.

         13.5 Indemnification Process. In the event of a third-party claim for Taxes arising out of or relating to any taxable year or period of an Acquired Company ending on or before the Closing Date, the indemnification procedures will be in accordance with Section 12.3 and the limitations contained in Sections
                  12.5.3 through 12.5.6 (inclusive); provided however, that with respect to any Tax matter involving a Governmental Authority that does not treat the Acquired Companies as selling their assets to a newly created corporation on the Closing Date as a result of the Section 338(h)(10) election, Seller shall not settle or compromise any third-party claim for Taxes that may adversely effect Buyer in taxable periods ending after the Closing Date without Buyer's consent (which shall not be unreasonably withheld). Any indemnification payments due under this Section 13 shall be paid within 10 days from the date of a final determination (as defined in Section 1313(a) of the Code) of the amount of Tax due.

         13.6 Characterization of Indemnity Payments. All amounts paid by Buyer or Seller, as the case may be, by reason of Section 12.1, 12.2, 13.3 or 13.4 will be treated to the extent permitted under applicable Law as adjustments to the Purchase Price for all Tax purposes.

         13.7 Transfer Taxes. Notwithstanding any other provision of this Agreement, all Transfer Taxes will be borne by Seller regardless of which party is obligated to pay such Tax under applicable Law. Buyer and Seller will cooperate in timely making and filing all Tax Returns that may be required to comply with Law relating to such Taxes.

         13.8 Tax Sharing Agreements. Seller will cause the Acquired Companies to terminate as of the Closing Date any tax sharing, indemnity or allocation agreement between them and: (i) any other Affiliate of the Seller; (ii) Renewable

                  Environmental Solutions, L.L.C.; or (iii) any partner of Renewable Environmental Solutions, L.L.C..

         13.9 Tax Records. Seller will make available to Buyer such records as Buyer may require for the preparation of any Tax Return and such records as Buyer may require for the defense of any proceeding concerning such Tax Return. Buyer will make available to Seller such records as Seller may require for the preparation of any Tax Return and such records as Seller may require for the defense of any proceeding concerning any such Tax Return.

         13.10 Refunds. Buyer and its Affiliates shall pay to Seller within ten (10) days of receipt any refund of Taxes: (i) that relate to a Pre-Closing Period of the Acquired Companies; (ii) that were paid by Seller or its Affiliates; and (iii) to the extent that any such refunds were not accrued as an asset on the Final Closing Balance Sheet.

         13.11 Survival. The covenants and agreements of the parties contained in this Section 13 and the representations and warranties contained in Section 7.10(d), (e), (f), (g) and (i) and Section 8.26 (d), (e), (g) and (h) will survive the Closing and will remain in full force and effect until thirty
                  (30) days following the expiration of the applicable underlying statutes of limitations (including extensions) with respect to any Taxes that would be indemnifiable by Buyer or Seller under Sections 13.3 and 13.4 of this Agreement.

         13.12 Section 338(h)(10) Election. Seller agrees that it will, and with Buyer's and the Acquired Companies' full cooperation, prepare and make an election or join in making an election under Section 338(h)(10) of the Code in order to treat the sale of the Stock as a sale of all of the assets of the Acquired Companies for U.S.

                  federal Tax purposes and an election under the statutes of such states as permit an equivalent election. Seller and Buyer will not make a joint election under the corresponding provisions of Puerto Rican law. Seller agrees that it will, and with Buyer's and the Acquired Companies' full cooperation, take such action to comply with all of the requirements and conditions of Section 338(h)(10) of the Code and the treasury regulations thereunder and all other applicable Code sections and treasury regulations relating thereto, including without limitation the execution and timely filing of Form 8023 entitled "Elections Under Section 338 for Corporations Making Qualified Stock Purchases" or any successor form of similar import, and any forms required to effectuate similar elections for state tax purposes. The parties agree that the Purchase Price shall be allocated to the assets of the Acquired Companies in accordance with Exhibit 13.12 hereto. Each party covenants to report gain, loss, or cost basis, as the case may be, in a manner consistent with Exhibit 13.12 for federal and state Tax purposes. Buyer, the Acquired Companies and Seller shall promptly notify Seller (and Seller will promptly notify Buyer) in the event that any Governmental Authority challenges or threatens to challenge, such allocations. Buyer, the Acquired Companies, and Seller shall cooperate after the Closing Date to timely and properly file all applicable federal and state elections required to be filed under this Section and to take all such action as is required by Law to give full effect to the elections for federal, state and local Tax purposes to the greatest extent permitted by Law. Buyer, the Acquired Companies and Seller shall fully cooperate in order to qualify To-Ricos for the application of such election to To-Ricos.

         13.13 Miscellaneous Tax Provisions. In no event shall any party hereto pay more than once under different provisions of this Agreement for the same Tax Liability. Notwithstanding anything to the contrary herein, if Closing occurs, this Section 13 and Sections 12.3, and 12.5.3 through 12.5.6 (inclusive) (to the extent they govern the indemnification process for Taxes) shall be the sole remedy for any Tax matters under this Agreement. For the avoidance of doubt, the provisions of
                  Section 12.5.1 do not apply to this Section 13.

         13.14 Puerto Rican Tax Incentives. The parties will fully cooperate with each other to maintain (to the extent reasonably possible under Puerto Rican Law) To-Ricos': (i) Grant of Industrial Tax Exemption pursuant to the 1987 Puerto Rican Tax Incentives Act (the "Industrial Grant"); and (ii) Certificate of Exemption under the Agricultural Incentives Act (1995) ("Agricultural Certificate") after Closing until such time as To-Ricos can negotiate a modification of the Industrial Grant, obtain a new Industrial Grant under the 1998 Puerto Rican Tax Incentives Act, or ensure the continuation of its Agricultural Certificate. Provided however, Seller's obligation to cooperate with Buyer with respect to this matter shall cease no later than one calendar year following the Closing Date; provided, further Seller's obligation to so cooperate shall not (x) include any obligation to start or continue to own or conduct any entity or business in Puerto Rico or (y) preclude Seller or any Affiliate of Seller from conducting or changing any Puerto Rican business operation or activity, including Molinos de Puerto Rico, Inc.'s activities, in any manner as Seller or any Affiliate of Seller may determine.

         14. MISCELLANEOUS. The following miscellaneous provisions shall apply to this Agreement:

         14.1 NOTICES. All notices or other communications required or permitted to be given, pursuant to the terms of this Agreement, shall be in writing and shall be deemed to be duly given when received if delivered in person or by telecopy, telegram or cable and confirmed by mail, or mailed by registered or certified mail (return receipt requested) or overnight courier, express mail, postage prepaid, as follows:

                  If to Seller:         ConAgra Foods, Inc.
                                        One ConAgra Drive
                                        Omaha, Nebraska 68102
                                        Attn: Corporate Controller

                  With a Copy to:       McGrath North Mullin & Kratz, PC LLO
                                        First National Tower
                                        1601 Dodge Street, Suite 3700
                                        Omaha, Nebraska  68102
                                        Fax:  (402) 341-0216
                                        Attn:  Roger W. Wells

                  If to Buyer:          Pilgrim's Pride Corporation
                                        110 South Texas Street
                                        Pittsburg, Texas 75686
                                        Attn: Chief Financial Officer

                  With a Copy to:       Baker & McKenzie
                                        2300 Trammell Crow Center
                                        2001 Ross Avenue
                                        Dallas, Texas 75201
                                        Fax:  (214) 978-3099
                                        Attn: Alan G. Harvey

                  or at such other address as the party to whom notice is to be given furnishes in writing to the other party in the manner set forth above.

         14.2 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended, except by an instrument or instruments in writing, signed by the party against whom enforcement of any such modification or amendment is sought. Either Seller or

                  Buyer may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party to be performed or complied with. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         14.3 EXPENSES. Except as otherwise provided in this Agreement, Buyer and Seller shall each pay their own expenses, and those of their respective Affiliates, in connection with the preparation and execution of this Agreement and any expenses specifically payable by them pursuant to this Agreement.

         14.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to Section
                  13.11 hereof, the representations and warranties and indemnities related thereto of Seller and Buyer made in or pursuant to this Agreement shall survive as follows: representations and warranties, and the indemnities relating thereto, under Sections 7.16, 7.17 (except with respect to ERISA matters), 7.18, 8.14, 8.15 (except with respect to ERISA matters) and 8.16 shall survive the Closing for a period of four (4) years; representations and warranties, and the indemnities relating thereto, under Section 7.1, Section 7.3,
                  Section 7.6, Section 7.7.2, Section 7.17 (with respect to ERISA matters) and Sections 8.1, 8.4 and 8.15 (with respect to ERISA matters) shall survive the Closing until expiration of the applicable statute of limitations; and all other representations and warranties, and the indemnities relating thereto, under this

                  Agreement shall survive the Closing for a period of twelve
                  (12) months. Indemnities relating to the breach of any covenant shall survive until expiration of the applicable statute of limitations. Notwithstanding the forgoing, it is specifically understood and agreed that the damages for which indemnification may be sought need not be incurred or paid by the Indemnified Party within the forgoing periods, but only that the claim with respect to which indemnification is sought be asserted and presented to the Indemnifying Party within such periods.

         14.5 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements, the Seller Disclosure Schedule, the Buyer Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

         14.6 TERMS OF SALE. The parties agree and acknowledge, on behalf of themselves and their Affiliates, that EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, OR THE ANCILLARY AGREEMENTS, THE STOCK AND THE ACQUIRED COMPANIES ARE BEING SOLD TO BUYER, AND THE SHARES ARE BEING ISSUED TO SELLER, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS. EXCEPT FOR CLAIMS MADE IN ACCORDANCE WITH THE SPECIFIC TERMS OF THIS AGREEMENT OR THE ANCILLARY AGREEMENTS, NO CLAIM SHALL BE MADE AGAINST EITHER PARTY OR ITS AFFILIATES,

                  BY THE OTHER PARTY, IN RESPECT TO ANY REPRESENTATION, WARRANTY, INDEMNITY, COVENANT OR UNDERTAKING. THE PARTIES CONFIRM THAT THEY HAVE NOT RELIED ON ANY REPRESENTATION, WARRANTY, INDEMNITY, COVENANT OR UNDERTAKING OF ANY PERSON WHICH IS NOT EXPRESSLY CONTAINED IN THIS AGREEMENT OR THE ANCILLARY AGREEMENTS. FOR THE AVOIDANCE OF DOUBT, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY TAX ATTRIBUTES OF THE ACQUIRED COMPANIES.

         14.7 APPLICABLE LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in Delaware (without regard to conflicts of law doctrines).

         14.8 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         14.9 ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto.

         14.10 EFFECT OF HEADINGS. The headings of the various sections and subsections herein are inserted merely as a matter of convenience and for reference and shall not be construed as in any manner defining, limiting, or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.

         14.11 EXHIBITS; DISCLOSURE SCHEDULE. All exhibits and schedules referred to in this Agreement are incorporated herein by reference as if fully set forth herein. The disclosure of any matter in any section of the Seller Disclosure Schedule or the Buyer Disclosure Schedule shall not be deemed to constitute an admission by any party or to otherwise imply that any such matter is material or may have a Company or Buyer Material Adverse Effect, as the case may be, for purposes of this Agreement.

         14.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or other provisions of this Agreement in any other jurisdiction.

         14.13 CONSTRUCTION AND INTERPRETATION. As used in this Agreement in respect to Seller and Buyer, "knowledge," "knows" or "known" means, with respect to the matter in question, if any of the Executive Officers of Seller or Buyer, as the case may be, has actual knowledge of such matter. "Executive Officers" of Seller means those executive officers of Seller and the Acquired Companies listed on Exhibit 14.13 hereto, and "Executive Officers" of Buyer means those executive officers of Buyer listed on Exhibit 14.13 hereto. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who himself drafted same. It is hereby agreed that representatives of both parties have participated in the preparation hereof. The word "or" is not exclusive and the word "including" means "including without limitation."

         14.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument.

         14.15 CONSENT TO JURISDICTION. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any United States federal or Delaware state court sitting in Wilmington, Delaware with respect to any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum. The parties hereto shall cause the Acquired Companies to be bound by this Section.

         14.16 FURTHER ASSURANCES. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of the other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the




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

                  purpose and intention of this Agreement. Such actions shall include, without limitation, the transfer or conveyance by Buyer, the Acquired Companies or their respective Affiliates and successors of any assets or rights included in the Retained Assets, the transfer or conveyance by Seller or its Affiliates and successors of any assets or rights included in the Business, and Seller's commercially reasonable cooperation at Buyer's cost in connection with the preparation of any materials required to be filed by Buyer with the SEC or any financing Buyer may seek.

         14.17 PUBLICITY. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated hereby and shall use their best efforts to agree upon the text of any such press release or the making of such public announcement. The parties hereto agree that the issuance of any such press release or announcement shall not be a violation of the Confidentiality Agreement.

         14.18 NOTE REDEMPTION. Notwithstanding the terms of the Subordinated Promissory Note, during the period that Seller or any of its Affiliates holds any portion of the Subordinated Promissory Note, Buyer shall have the right to repurchase all or such portion of the Subordinated Promissory Note then held by Seller or its Affiliates by paying to Seller in immediately available funds an amount equal to the outstanding principal amount of the portion of the Subordinated Promissory Note to be repurchased, together with the payment of all interest accrued on the amount so repurchased through the date such repurchase occurs, so long as, after such repurchase, unless Buyer repurchases all of the Subordinated Promissory

                  Note then held by Seller or its Affiliates, the outstanding principal amount of the Subordinated Promissory Note shall equal or exceed $150,000,000. Buyer shall give Seller at least fifteen (15) days written notice of its election to exercise such right. Seller agrees to cause its Affiliates to comply with the provision of this Section 14.18 and will give Buyer at least ten (10) days written notice of any proposed transfer of all or part of the Subordinated Promissory Note.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


SELLER:                                        BUYER:


CONAGRA FOODS, INC.,                           PILGRIM'S PRIDE CORPORATION,
a Delaware corporation                         a Delaware corporation


By: /s/ DWIGHT GOSLEE                          By: /s/ LONNIE A. PILGRIM
    -------------------------                      ----------------------------
Its: Executive Vice President                  Its: Chairman of the Board
     ------------------------                       ---------------------------




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